Exhibit 10.47
EXECUTION VERSION
AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 6, 2025, is made by and among SANMINA CORPORATION, a Delaware corporation (the “Borrower”), the guarantors party hereto (collectively, the “Guarantors”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined below) (in such capacity, the “Administrative Agent”) and as a Lender, and each of the other Lenders signatory hereto.
W I T N E S S E T H:
WHEREAS, each of the Borrower, the Administrative Agent, the banks and other persons from time to time party thereto as lenders (the “Lenders”), and the banks from time to time party thereto as letter of credit issuers (the “Issuing Lenders”) are parties to that certain Fifth Amended and Restated Credit Agreement, dated as of September 27, 2022 (as amended, modified, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement); and
WHEREAS, upon consummation of the transactions contemplated by that certain Equity Purchase Agreement, dated as of May 18, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Acquisition Agreement”), by and among the Borrower, AMD Design, LLC, a Delaware limited liability company (the “Seller”), and ZT Group Int’l, Inc., a New Jersey corporation (the “Company”), pursuant to which the Borrower directly, or indirectly through a wholly owned subsidiary, will acquire 100% of the outstanding equity interests of the Company or of a successor to the Company that will acquire substantially all of the assets and operations of the Company (excluding certain specified assets of the Company that will remain owned by the Seller), pursuant to the Acquisition Agreement (such transactions, the “Acquisition” and the date on which the Acquisition is consummated, the “Acquisition Closing Date”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Existing Credit Agreement in order to expressly permit the consummation of the Acquisition and certain related transactions as set forth in the Effective Date Amendments (as defined below), including all transactions contemplated by the Acquisition Agreement (collectively, the “Acquisition Transactions”); and
WHEREAS, each Lender party hereto (collectively constituting the Required Lenders and the Required Revolving Lenders under the Existing Credit Agreement), has agreed to the Effective Date Amendments, and acknowledges and agrees that, notwithstanding anything to the contrary in the Credit Agreement or in any other Loan Document, the Acquisition Transactions are deemed to be permitted under the Credit Agreement, in each case on the terms and subject to the conditions set forth below;
A G R E E M E N T:
NOW, THEREFORE, in consideration of the premises herein and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Credit Agreement. Subject to the satisfaction (or waiver) of the condition set forth in Section 2 hereof, the Existing Credit Agreement (excluding the signature pages, schedules, annexes and exhibits thereto) is hereby amended on the Amendment No. 1 Effective Date (as defined below) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto (such modifications, collectively, the “Effective Date Amendments”).
2.Effectiveness; Condition Precedent. This Amendment and the Effective Date Amendments shall be effective (such date of effectiveness, the “Amendment No. 1 Effective Date”) upon the receipt by the Administrative Agent of counterparts of this Amendment, duly executed by the Borrower, the Guarantors and the Lenders party hereto (collectively constituting the “Required Lenders” and the “Required Revolving Lenders” under, and as defined in, the Existing Credit Agreement).
3.Fees and Expenses.
(a)    The Loan Parties agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable documented fees, charges and disbursements of Cahill Gordon & Reindel LLP (as sole counsel to the Administrative Agent and the Lenders for purposes of this Amendment).
(b)    As consideration for the consent to this Amendment by each of the Lenders party hereto, the Borrower hereby agrees to pay (or cause to be paid) to each such Lender a consent fee (collectively, the “Consent Fees”) equal to 0.075% of the aggregate principal amount of the Revolving Credit Commitments (funded or unfunded) and outstanding Term Loans held by such Lender on the Amendment No. 1 Effective Date immediately prior to giving effect to this Amendment. The Consent Fees shall in each case be earned on the Amendment No. 1 Effective Date upon the effectiveness of this Amendment, and shall be due and payable in full on, and subject to the occurrence of, the Acquisition Closing Date.
4.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders, both immediately before and immediately after giving effect to this Amendment, as follows:
(a)    the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date;
(b)    (i) it has taken all necessary action to authorize the execution and delivery of this Amendment and the performance of its obligations under this Amendment and the Credit Agreement, (ii) this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the rights of creditors, and subject to equitable principles of general application (regardless of whether enforcement is sought in equity or at law), (iii) no material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution and delivery by such Loan Party of this Amendment, or the performance by such Loan Party of its obligations under this Amendment or the Credit Agreement, and (iv) the execution and delivery of this Amendment does not (x) violate, contravene or conflict with any provision of its Organic Documents or (y) materially violate, contravene or conflict with any Laws applicable to it; and
(c)    no Default has occurred and is continuing.
5.Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement. This Amendment constitutes a Loan Document.
6.Ratification of Loan Documents; References to the Credit Agreement; No Impairment; Collateral Documents.
(a)    Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby.
(b)    Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect after giving effect to this Amendment. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the “Credit Agreement” (or any like term) shall mean a reference to the Existing Credit Agreement as amended by this Amendment.
(c)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Lender, any Issuing Lender or the Swing Line Lender under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any further consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.
(d)    Each Loan Party (i) agrees that the Security Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever as a result of execution and delivery of this Amendment, (ii) confirms its grant of security interests pursuant to the Security Documents to which it is a party as Collateral for the Obligations, and (iii) acknowledges that all Liens granted pursuant to the Security Documents remain and continue in full force and effect in respect of, and to secure, the Obligations.
7.Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.
8.Incorporation by Reference. Sections 10.14 (other than clause (a)) and 10.15 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
9.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.
10.No Novation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Loan Documents or any obligations thereunder.
11.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.Headings. The headings of the Sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
13.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment. Subject to Section 10.17 of the Existing Credit Agreement, this Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile and .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

SANMINA CORPORATION

By:/s/ Brian Wszolek
Name: Brian Wszolek
Title: VP, Treasurer

GUARANTORS:

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SCI TECHNOLOGY, INC.
CERTAINSOURCE TECHNOLOGY GROUP INC.
SENSORWISE, INC.
PRIMARY SOURCING CORP.
CST REAL ESTATE LLC

By:/s/ Christopher Sadeghian
Name: Christopher Sadeghian
Title: Corp. Secretary

Sanmina Corporation Amendment No. I to Fifth Amended and Restated Credit Agreement Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:/s/ Scott Tolchin
Name: Scott Tolchin
Title: Managing Director

Sanmina Corporation Amendment No. I to Fifth Amended and Restated Credit Agreement Signature Page

BANK OF AMERICA, N.A., as a Lender

By:/s/ Scott Tolchin
Name: Scott Tolchin
Title: Managing Director

Sanmina Corporation Amendment No. I to Fifth Amended and Restated Credit Agreement Signature Page

BMO BANK N.A., successor by merger to Bank of the West, as a Lender

By:/s/ Scott Bruni
Name: Scott Bruni
Title: Managing Director

Sanmina Corporation Amendment No. I to Fifth Amended and Restated Credit Agreement Signature Page

TRUIST BANK, as a Lender

By:/s/ Carlos Cruz
Name: Carlos Cruz
Title: Director

Sanmina Corporation Amendment No. I to Fifth Amended and Restated Credit Agreement Signature Page

DBS BANK LTD., as a Lender

By:/s/ Kate Khoo
Name: Kate Khoo
Title: Vice President

Sanmina Corporation Amendment No. I to Fifth Amended and Restated Credit Agreement Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:/s/ Jethan Pandian
Name: Jethen Pandian
Title: Senior Vice President

Sanmina Corporation Amendment No. I to Fifth Amended and Restated Credit Agreement Signature Page

U.S. Bank National Association, as a Lender

By:/s/ Christian Sumulong
Name: Christian Sumulong
Title: Vice President

Sanmina Corporation Amendment No. I to Fifth Amended and Restated Credit Agreement Signature Page

CITIBANK N.A., as a Lender

By:/s/ Jessie Harrison
Name: Jessie Harrison
Title: Vice President

Sanmina Corporation Amendment No. I to Fifth Amended and Restated Credit Agreement Signature Page

Annex A
Amended Credit Agreement [Attached]

Annex A
Execution Version

Conformed through Amendment No. 1 to Credit Agreement, dated as of June 6, 2025
Published Deal CUSIP Number: 80105GAH3 Published Revolving Credit Facility CUSIP Number: 80105GAJ9 Published Term Loan Facility CUSIP Number: 80105GAK6

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of September 27, 2022
among

SANMINA CORPORATION,
as the Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an Issuing Lender,
~~BANK OF THE WEST and~~
BMO BANK N.A., SUCCESSOR BY MERGER TO BANK OF THE WEST, and
TRUIST BANK,
as Co-Syndication Agents,
DBS BANK LTD.,
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LTD., NEW YORK BRANCH, PNC BANK, NATIONAL ASSOCIATION and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents and
The Other Lenders Party Hereto

BOFA SECURITIES, INC.,
~~Bank of the West and~~
BMO BANK N.A., SUCCESSOR BY MERGER TO BANK OF THE WEST, and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

-ii-

-iii-

-iv-

-v-

TABLE OF CONTENTS
(cont’d)
Page
10.24	Acknowledgement Regarding Any Supported QFCs	130

-vi-

TABLE OF CONTENTS
(cont’d)
Page
SCHEDULES
2.01	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Form of Note (Revolver)
C-2	Form of Note (Term)
D	Compliance Certificate
E	Assignment and Assumption
F	Letter of Credit Report
G	United States Tax Compliance Certificate
H	[Reserved]
I	Security Agreement
J	Pledge Agreement
K	Guaranty
L	Interco Subordination Agreement

-vii-

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of September 27, 2022, among SANMINA CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.
RECITALS:
WHEREAS, the Borrower, the Administrative Agent and the lenders party thereto (the “Existing Lenders”) have entered into that certain Fourth Amended and Restated Credit Agreement dated as of November 30, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”); and
WHEREAS, the Borrower has requested that the Existing Agreement be amended and restated to, among other things, increase the Revolving Credit Commitments and provide for a term loan facility and make certain other changes as set forth herein, and the Administrative Agent, the Swing Line Lender, the Issuing Lenders and the Lenders are willing to so amend and restate the Existing Agreement on the terms and conditions set forth herein.
AGREEMENT:
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Act” has the meaning specified in Section 10.18.
“Additional Lender” has the meaning specified in Section 2.14(c).
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent hereafter may designate by written notice to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form provided by the Administrative Agent to the Lenders or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

1

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Credit Exposures” means, at any time, (a) in respect of the Term Facility, the aggregate Outstanding Amount of the Term Loans at such time and (b) in respect of the Revolving Credit Facility, the sum of (i) the unused portion of the Revolving Credit Facility at such time and (ii) the Total Revolving Credit Outstandings at such time.
“Agreement” means this Fifth Amended and Restated Credit Agreement.
“Amendment No. 1” means that certain Amendment No. 1 to Fifth Amended and Restated Credit Agreement, dated as of June 6, 2025, by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.
“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Applicable Law” means all laws, rules, regulations and binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, rulings and decrees of Governmental Authorities having jurisdiction over such Person.
“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, the aggregate amount of such Lender’s Term Commitment at such time, subject to adjustment as provided in Section 2.16, and (ii) thereafter, the Outstanding Amount of such Term Lender’s Term Loans at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans and the obligation of each Issuing Lender to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, in respect of the Term Facility and the Revolving Credit Facility, as of any date, a percentage per annum determined by reference to the Debt Rating in effect on such date as set forth below:

2

Applicable Rate
Pricing Level	Debt Rating	Term SOFR Loans, Letter of Credit Fees and Swing Line Loans	Base Rate Loans	Commitment Fees
1	Baa3 / BBB- or higher	****%[1]	****%[1]	****%[1]
2	Ba1 / BB+	****%[1]	****%[1]	****%[1]
3	Ba2 / BB or lower or unrated	****%[1]	****%[1]	****%[1]

Initially, the Applicable Rate shall be determined based upon Pricing Level 2. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the applicable Issuing Lender and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, BofA Securities, Inc., BMO Bank N.A., successor by merger to Bank of the West, and Truist Securities, Inc. in their capacities as joint lead arrangers and joint bookrunners.
“Asset Disposition” means a sale, lease, license, consignment, transfer or other disposition of Property of any Loan Party or any Subsidiary, including (a) a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, (b) any involuntary loss resulting from a casualty event or condemnation and (c) any disposition of property pursuant to a Division.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
1 The portions of this exhibit marked with **** have been excluded in accordance with Item 601(b) (10)(iv) of Regulation S-K under the Securities Act of 1933 because they are both not material and would likely cause competitive harm to the registrant if publicly disclosed.

3

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended October 2, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).
“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of each Issuing Lender to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bank Product” means any Secured Hedge Agreement or any Secured Cash Management Agreement.
“Bankruptcy Code” means Title 11 of the United States Code.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term SOFR plus 1.00%, and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

4

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the applicable Issuing Lender or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the Issuing Lenders or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by (i) the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), or (ii) any member of the European Economic Area or Switzerland, or any agency or instrumentality thereof (provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States and the full faith and credit of such country is pledged in support thereof), in each case, with such securities having maturities of not more than thirteen months from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within thirteen months from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody’s; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than thirteen months from the date of acquisition thereof issued by any commercial bank organized in the United States of America, Canada, Japan or Switzerland or any member of the European Economic Area, in each case, of recognized standing and having combined capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof); (d) repurchase obligations with a term of not more than 30 days for

5

underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper having a rating at the time of acquisition thereof of at least A-1 from S&P or at least P-1 from Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within thirteen months after the date of acquisition thereof; (f) interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses (a) through (e) above; (g) corporate obligations with long term ratings of A or better from S&P or Moody’s, with such obligations having maturities of not more than thirteen months from the date of acquisition; (h) asset-backed securities rated AAA or better by S&P or Moody’s, with such securities having maturities of not more than thirteen months from the date of acquisition; and (i) in the case of any Foreign Subsidiary, high quality short term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with the Borrower or any Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with the Borrower or any Subsidiary, in each case in its capacity as a party to such Cash Management Agreement, in each case so long as such Person or its Affiliate continues to be a Lender.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:
(a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means, at any time, (a) any Person or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person or entity acting in its capacity as a trustee, agent or other fiduciary or administrator of such plan) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower; or (b) any “change of control” or similar event under and as defined in any documentation relating to any Material Indebtedness.

6

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or Term Commitment.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” or other similar term referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Period” means (a) the period commencing with the Closing Date and ending with the occurrence of a Collateral Release Event and (b) any period commencing with a Collateral Trigger Event and ending with the occurrence of a Collateral Release Event. For the avoidance of doubt, any subsequent occurrence of a Collateral Trigger Event after a Collateral Release Event shall initiate a new Collateral Period.
“Collateral Release Event” means any time that (a) no Default or Event of Default has occurred and is continuing, and (b) the satisfaction of one or both of the following conditions:
(i)    the Moody’s Rating is Baa3 (with a stable or better outlook) or a higher rating (regardless of outlook); or
(ii)    the S&P Rating is BBB- (with a stable or better outlook) or a higher rating (regardless of outlook).
“Collateral Release Period” means the period of time commencing on the occurrence of a Collateral Release Event and continuing until the reinstatement of a Collateral Period pursuant to Section 10.21(b) upon the occurrence of a Collateral Trigger Event.
“Collateral Trigger Event” means the occurrence of any of the following events after a Collateral Release Event:
(a)    the Borrower or any Subsidiary provides collateral security for any Debt permitted to be incurred under Section 7.01(v);
(b)    both (i) the Moody’s Rating ceases to be Baa3 (with a stable or better outlook) or a higher rating (regardless of outlook) and (ii) the S&P Rating ceases to be BBB- (with a stable or better outlook) or a higher rating (regardless of outlook); or
(c)    one or both of the Moody’s Rating and the S&P Rating is unavailable.
“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

7

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Senior Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D. “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR or Term SOFR, as applicable, any conforming changes to the definition of “Base Rate”, the definition of “SOFR”, the definition of “Daily Simple SOFR”, the definition of “Term SOFR”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s), and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries.
“Consolidated EBITDA” means, for any period, an amount determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP equal to the sum of (without duplication) the following: (a) Consolidated Net Income; plus (b) to the extent deducted in the calculation of Consolidated Net Income: (i) Taxes, whether paid or deferred, (ii) Consolidated Net Interest Expense, (iii) amortization, (iv) depreciation, (v) non-cash charges for such period including, without limitation, goodwill, restructuring charges, non-cash charges arising from the accelerated recognition of pension expenses previously deferred under FAS 87/88, cumulative translation adjustments arising from the liquidation of Subsidiaries, financing costs and expenses, fixed asset and other intangibles impairment; provided that any cash payments made in any future period in respect of such charges shall be subtracted from Consolidated EBITDA in the period when such payments are made, (vi) any non-cash charges associated with the recognition of fair value of stock options and other equity-based compensation issued to employees which have been expensed in the Borrower’s statement of operations for such period, (vii)

8

non-recurring restructuring and integration expenses (which for the avoidance of doubt, shall include, but not be limited to, retention, severance, systems establishment costs, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees) incurred by the Borrower and its Subsidiaries in connection with, and directly related to, any Permitted Acquisition, in each case (x) to the extent that such restructuring and integration expenses are incurred within twelve (12) months following the consummation of such acquisition and (y) in an aggregate amount for all such expenses, when taken together with all costs, fees and expenses added back to Consolidated EBITDA pursuant to clause (viii) below for such four (4) Fiscal Quarter period, not to exceed an amount equal to ten percent (10%) of Consolidated EBITDA during the most recently ended period of four (4) consecutive Fiscal Quarters (before giving effect to such adjustment), (viii) out-of-pocket costs, fees and expenses incurred by the Borrower and its Subsidiaries in connection with, and directly related to, (A) this Agreement and the transactions contemplated hereby, (B) any Permitted Acquisition, (C) issuances of any Equity Interests, (D) dispositions of any assets permitted hereunder, or (E) incurrence, amendment, modification, refinancing or repayment of Debt (in each case of clauses (B) through (E), whether or not successful), including, without limitation, legal, accounting and advisory fees, in each case (x) to the extent that such out-of-pocket costs, fees and expenses are incurred within twelve (12) months following the Closing Date or the consummation of such acquisition, issuance, disposition, incurrence, amendment, modification, refinancing or repayment, as applicable, and (y) in an aggregate amount for all such costs, fees and expenses, when taken together with all expenses added back to Consolidated EBITDA pursuant to clause (vii) above for such four (4) Fiscal Quarter period, not to exceed an amount equal to ten percent (10%) of Consolidated EBITDA during the most recently ended period of four (4) consecutive Fiscal Quarters (before giving effect to such adjustment) and (ix) losses from early extinguishment of Debt; minus (c) (i) pension related payments or contributions for such period in excess of the related charges or expenses reflected on the income statement for such period; minus (d) all non-cash items increasing Consolidated Net Income for such period.
“Consolidated Funded Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and the outstanding principal amount of all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Debt,
(c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, (d) all Earn-Outs solely to the extent payable in cash, in an amount calculated in accordance with GAAP and to the extent included on the consolidated balance sheet of the Borrower and its Subsidiaries, (e) all Attributable Indebtedness, (f) all Guarantees with respect to outstanding Debt of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary and (g) all Debt of the types referred to in clauses (a) through (f) above of any partnership in which the Borrower or a Subsidiary is a general partner, unless such Debt is expressly made non-recourse to the Borrower or such Subsidiary. Notwithstanding anything to the contrary herein, Consolidated Funded Debt shall include the outstanding principal amount of any Debt under any Permitted Securitization Facility.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed period of four consecutive Fiscal Quarters to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, including all

9

commissions, discounts and other fees, charges owed with respect to letters of credit and net costs under Interest Rate Agreements.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the most recently completed period of four consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 6.02(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.02(a) or (b), the financial statements referred to in Section 5.06 for the Fiscal Year ended October 2, 2021).
“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, excluding (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Dispositions or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses, to the extent included in determining net income (or loss) for such period.
“Consolidated Net Interest Expense” means, for any period, Consolidated Interest Expense for such period minus interest income included in Consolidated Net Income for such period.
“Consolidated Tangible Assets” means, as of any date of determination, the amount that would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as the total assets of the Borrower and its Subsidiaries, minus the total intangible assets of the Borrower and its Subsidiaries.
“Consolidated Total Assets” means, as of any date of determination, the amount that would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as the total assets of the Borrower and its Subsidiaries.
“Contingent Obligation” means any obligation of a Person arising from a guaranty, suretyship, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation,
(iii)    to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor,
(iv)    to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for

10

which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Debt Security” means any debt security the terms of which provide for the conversion thereof into Equity Interests, cash or a combination of Equity Interests and cash, to the extent such debt security has not, as of any applicable date of determination, been so converted.
“Corporate Head Office Campus” means the Borrower’s head office campus located at 2700 North First Street, 2701 Zanker Road, 60 East Plumeria Drive and 30 East Plumeria Drive, San Jose, California 95134.
“Covered Entity” has the meaning specified in Section 10.24(b).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“CWA” means the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
“Daily Simple SOFR” means, with respect to a Daily Simple SOFR Loan, the rate per annum equal to the Daily Simple SOFR Published Rate two Business Days prior to the date of determination; provided that if the rate is not published on such date of determination then Daily Simple SOFR means the Daily Simple SOFR Published Rate on the first Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; provided that if Daily Simple SOFR would otherwise be less than zero, Daily Simple SOFR shall be deemed zero for purposes of this Agreement.
“Daily Simple SOFR Loan” means a Swing Line Loan that bears interest at a rate based on Daily Simple SOFR.
“Daily Simple SOFR Published Rate” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Daily Simple SOFR Replacement Date” has the meaning specified in Section 3.03(c).
“Daily Simple SOFR Scheduled Unavailability Date” has the meaning specified in Section
3.03(c).
“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

11

(c)    net obligations of such Person under any Hedging Agreement;
(d)    all obligations of such Person to pay the deferred purchase price of Property or services (including Earn-Outs solely to the extent payable in cash, in an amount calculated in accordance with GAAP and to the extent included on the consolidated balance sheet of the Borrower and its Subsidiaries), other than (i) accounts payables owing in the Ordinary Course of Business and (ii) intercompany charges of expenses, intercompany receivables, deferred revenue and other accrued liabilities, in each case incurred in the Ordinary Course of Business;
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness in respect of Capital Lease and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the maximum aggregate amount (giving effect to any netting agreements) that would be required to pay if such Hedging Agreement were terminated as of such date.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Debt Rating” means, as of any date of determination, (a) the S&P Rating and (b) the Moody’s Rating; provided, that, (i) in the case of a split rating between two consecutive levels, the higher rating shall apply; (ii) in the case of a split rating across more than two consecutive levels, the rating that is one level lower than the higher rating shall apply; (iii) if there is only one rating, the rating one level lower than such rating shall apply; and (iv) if there is no rating, Pricing Level 3 shall apply.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that

12

such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or
(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through
(d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Lender, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Jurisdiction” means any region, country or territory to the extent that such region, country or territory itself is, or whose government is, the subject of any Sanction.
“Disclosure Letter” means the disclosure letter of the Borrower to the Administrative Agent and the Lenders with respect to this Agreement, dated as of the Closing Date.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of fractional shares) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the

13

scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if such Equity Interests is issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Distribution” means any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind, including a dividend payable solely in shares of stock or the distribution of non-cash rights in connection with any stockholder rights plan); or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest; provided that (a) the conversion of (including any cash settlement payment upon conversion), or payment of any principal or premium on, or payment of any interest with respect to, any Convertible Debt Securities shall not constitute a Distribution and (b) any payment with respect to, or early unwind or settlement of, any Permitted Call Spread Swap Agreement shall not constitute a Distribution.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States of America.
“Earn-Outs” means, with respect to any Person, unsecured liabilities of such Person arising under an agreement to make any deferred payment as a part of the purchase price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the underlying target, in each case, to the extent that such deferred payment would be included as part of such purchase price.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

14

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.
“Environmental Laws” all Applicable Laws relating to the protection or pollution of the environment or exposure of any individual to hazardous materials, including CERCLA, RCRA and CWA.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Environmental Release or threatened Environmental Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Notice” means a written notice, complaint, summons, citation, order, claim, request for corrective or remedial action, or demand from any Governmental Authority or other Person alleging any Environmental Release or noncompliance with any applicable Environmental Law by the Borrower or any of its Subsidiaries.
“Environmental Release” means a “release” as defined in CERCLA or under any other applicable Environmental Law.
“Equipment” has the meaning set forth in the UCC.
“Equity Interests” means the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability, unlimited liability or joint venture); (c) member in a limited liability or unlimited liability company; or (d) Person having any other form of equity security or ownership than described in (a) through (c). Notwithstanding the foregoing, neither Convertible Debt Securities nor Permitted Call Spread Swap Agreements shall constitute Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

15

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or ERISA Affiliate; or (i) a failure by any Loan Party or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party or ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Subsidiary” means (a) any FSHCO, (b) any Domestic Subsidiary of any Foreign Subsidiary, and (c) any Securitization Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee or other liability in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 10.19, Section 28 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that otherwise are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender

16

with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Agreement” has the meaning set forth in the recitals hereto. “Existing Lenders” has the meaning set forth in the recitals hereto.
“Existing Letters of Credit” means the letters of credit issued under the Existing Agreement and set forth on Schedule 2.03.
“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting
Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the letter agreement, dated August 11, 2022, among the Borrower, the Administrative Agent and BofA Securities, Inc.
“First Tier Foreign Subsidiary” means, at any date of determination, a Foreign Subsidiary in which the Borrower or any Domestic Subsidiary (or any combination thereof) owns directly more than 50%, in the aggregate, of the Equity Interests of such Subsidiary.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries for accounting and tax purposes, ending on the Saturday nearest September 30 of each year.
“FLSA” means the Fair Labor Standards Act of 1938.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a

17

jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States of America; or (b) mandated by a government other than the United States for employees of any Loan Party or Subsidiary.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any
Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations in respect of Letters of Credit issued by such Issuing Lender other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“FSHCO” means (a) SSCI Holdings and (b) any Domestic Subsidiary of the Borrower substantially all of the assets of which consist of Equity Interests in, or Debt of, one or more direct or indirect Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (b) to purchase or lease property,

18

securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include any liability by endorsement of instruments for collection or deposit in the Ordinary Course of Business or customary indemnification obligations entered into in the Ordinary Course of Business or in connection with any transaction permitted hereby. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, the Subsidiaries of the Borrower party to the Guaranty. “Guaranty” means the Amended and Restated Guaranty Agreement dated as of the Closing Date and made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, irrespective of the existence of a Collateral Period, in the form attached hereto as Exhibit K, as supplemented from time to time by the execution and delivery of Guaranty Joinder Agreements.
“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Subsidiary to the Administrative Agent.
“Hazardous Materials” means all substances, wastes, or chemicals regulated or defined by a Governmental Authority as “hazardous”, “radioactive”, “explosive”, “infectious or medical waste”, “toxic”, a “pollutant” or “contaminant”, pursuant to an applicable Environmental Law, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.
“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, the following shall not be deemed a “Hedging Agreement”: (i) any phantom stock or similar plan (including any stock option plan) providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries, (ii) any stock option or warrant agreement for the purchase of Equity Interests of the Borrower or any Permitted Call Spread Swap Agreement, (iii) the purchase of Equity Interests or Debt (including securities convertible into

19

Equity Interests) of Borrower pursuant to delayed delivery contracts or (iv) any of the foregoing to the extent that it constitutes a derivative embedded in a convertible security issued by the Borrower.
“Hedge Bank” means any Person that, (a) at the time it enters into a Hedging Agreement with the Borrower or any Subsidiary, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedging Agreement with the Borrower or any Subsidiary, in each case, in its capacity as a party to such Hedging Agreement, in each case so long as such Person or its Affiliate continues to be a Lender.
“Increase Effective Date” has the meaning specified in Section 2.14(d).
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and
(b)    to the extent not otherwise described in clause (a), Other Taxes. “Indemnitees” has the meaning specified in Section 10.04(b). “Information” has the meaning specified in Section 10.07.
“Insignificant Subsidiary” means (a) any Domestic Subsidiary (excluding any Excluded Subsidiaries) that together with its Domestic Subsidiaries (excluding any Excluded Subsidiaries), has assets (excluding any intercompany items) with an aggregate book value of no more than five percent (5%) of the consolidated total assets (excluding any intercompany items) of the Borrower and its Domestic Subsidiaries (excluding any Excluded Subsidiaries), as of the most recently ended Fiscal Quarter; provided that, if at any time, the total assets (excluding any intercompany items) of the Insignificant Subsidiaries that are Domestic Subsidiaries (excluding any Excluded Subsidiary), taken as a whole, as of the last day of the most recently ended Fiscal Quarter shall be greater than ten percent (10%) of the consolidated total assets (excluding any intercompany items) of the Borrower and its Domestic Subsidiaries (excluding any Excluded Subsidiaries), then the Borrower shall take such actions as may be necessary, including causing an Insignificant Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary) to become a Guarantor and grant security interests pursuant to Section 6.09, in order to reduce such percentage to ten percent (10%) or less at such time and (b) any Foreign Subsidiary that, together with its Subsidiaries, has assets with an aggregate book value of no more than $20,000,000, as of the last day of the most recently ended Fiscal Quarter.
“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, provincial, territorial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, receiver-manager, monitor, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property under any bankruptcy or insolvency law (including, in each case, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity); or (c) an assignment or trust mortgage for the benefit of creditors under any bankruptcy or insolvency law.
“Intellectual Property” means all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

20

“Intellectual Property Claim” means any written claim or assertion (whether by suit or otherwise) that the Borrower’s or any Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
“Interco Subordination Agreement” means the Amended and Restated Interco Subordination Agreement dated as of May 20, 2015 and conformed through the Closing Date among the Loan Parties, each Subsidiary that may from time to time become a payee on any Intercompany Debt owed by any Loan Party, the Administrative Agent, and the other parties thereto, in the form attached hereto as Exhibit L.
“Intercompany Debt” means Debt (whether or not evidenced by a writing) of the Borrower or any of its Subsidiaries payable to, as applicable, the Borrower or any of its Subsidiaries.
“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of managing the interest rate exposure or interest rate risk associated with the Borrower’s and its Subsidiaries’ operations and not for speculative purposes.
“Inventory” has the meaning set forth in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in the business of the Borrower or any Subsidiary (but excluding Equipment).
“Investment” by any Person means any acquisition of all or substantially all the assets of, or a business line or unit or a division of, another Person; any acquisition of record or beneficial ownership of any Equity Interests of another Person; or any advance or capital contribution to another Person. For

21

purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate amount of such Investment less all cash dividends and cash distributions received by such Person thereon (or in the case of noncash dividends and distributions received by such Person, the amount of cash received in respect thereof when and if converted into cash).
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means, with respect to any Letter of Credit issued by any Issuing Lender, the Letter of Credit Application, and any other document, agreement and instrument entered into by such Issuing Lender and the Borrower (or any Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit.
“Issuing Lender” means, individually or collectively as the context may indicate, (a) Bank of America in its capacity as an issuer of Letters of Credit hereunder, or any successor to Bank of America in its capacity as an issuer of Letters of Credit hereunder, (b) MUFG Bank, Ltd. in its capacity as an issuer of Letters of Credit hereunder, or any successor to MUFG Bank, Ltd. in its capacity as an issuer of Letters of Credit hereunder, (c) BMO Bank N.A., success or by merger to Bank of the West, in its capacity as an issuer of Letters of Credit hereunder, or any successor to BMO Bank N.A., successor by merger to Bank of the West, in its capacity as an issuer of Letters of Credit hereunder and (d) any other Lender, selected by the Borrower in consultation with the Administrative Agent, which has consented to its appointment by the Borrower as an issuer of Letters of Credit hereunder in its capacity as an issuer of Letters of Credit hereunder; provided that at no time shall there be more than three (3) Issuing Lenders without the consent of the Administrative Agent.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Commitment” means, with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder. The initial amount of each Issuing Lender’s L/C Commitment is set forth on Schedule 2.01, or if an Issuing Lender has entered into an Assignment and Assumption or has otherwise assumed a L/C Commitment after the Closing Date, is the amount set forth for such Issuing Lender as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an Issuing Lender may be modified from time to time by agreement between such Issuing Lender and the Borrower, and notified to the Administrative Agent.

22

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit. “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LCT Election” has the meaning specified in Section 1.09.
“LCT Test Date” has the meaning specified in Section 1.09.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lender Party” and “Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender and the Issuing Lenders.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide for payment in cash only and not pursuant to time drafts.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Lender.
“Letter of Credit Fee” has the meaning specified in Section 2.03(j).
“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $100,000,000 and (b) the Revolving Credit Facility at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“License” means any license or agreement under which any Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.
“Licensor” means any Person from whom a Loan Party obtains the right to use any Intellectual Property.

23

“Lien” means with respect to any asset, any mortgage, leasehold mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, deposit arrangement, or other encumbrance or preferential arrangement in the nature of a security interest of any kind or nature in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien on any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, or, in the case of real property, subject to any easement, right of way or other encumbrance on title.
“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Administrative Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to the Administrative Agent the right, vis-à-vis such Licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
“Limited Condition Transaction” has the meaning specified in Section 1.09.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, this Agreement, including schedules and exhibits hereto, Amendment No. 1, the Disclosure Letter, the Notes, the Security Documents, the Guaranty, the Fee Letter, the Issuer Documents, any Zephyr Financing Intercreditor Agreement, the Interco Subordination Agreement, all agreements creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Loan Year” means each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.
“Margin Stock” has the meaning set forth in Regulation U of the FRB.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Administrative Agent or any Lender to enforce or collect any obligations arising under any Loan Document or if a Collateral Period is in effect to realize upon the Collateral, or of the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party; or
(c)    a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document to which it is a party.

24

“Material Contract” means any agreement or arrangement to which the Borrower or any Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt or Debt having an outstanding principal amount of
$75,000,000 or more.
“Material Indebtedness” means any Debt (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any Loan Party evidencing an outstanding principal amount exceeding
$75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of such Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” means September 27, 2027; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of any Issuing Lender with respect to Letters of Credit issued by such Issuing Lender and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of the applicable L/C Obligations in the case of Section 2.15(a)(i) and (a)(ii) and all L/C Obligations in the case of Section 2.15(a)(iii), and (c) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Moody’s Rating” means, as of any date of determination, the corporate family rating (or any substantially similar successor rating, however styled) of the Borrower and its Subsidiaries as determined by Moody’s.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b). “Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.

25

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Bank Product, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties as permitted pursuant to the Loan Documents; provided, further, that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and “Obligations” shall exclude obligations arising from any Permitted Call Spread Swap Agreement.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Ordinary Course of Business” means the ordinary course of business of the Borrower or any Subsidiary, in the exercise of its reasonable business judgment and undertaken in good faith.
“Organic Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.
“OSHA” means the Occupational Safety and Hazard Act of 1970.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date; (b) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date; (c) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (d) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after

26

giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 10.06(d). “Participant Register” has the meaning specified in Section 10.06(d).
“Payment Item” means each check, draft or other item of payment payable to the Borrower, including those constituting proceeds of any Collateral.
“PBGC” means the Pension Benefit Guaranty Corporation. “Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
“Permitted Acquisition” means any acquisition by the Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger, amalgamation, or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:
(a)    subject to the provisions set forth in Section 1.09, immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(b)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all Applicable Laws and in conformity with all applicable Governmental Approvals;
(c)    in the case of the acquisition of Equity Interests in which all of the Equity Interests (except for any such Equity Interests in the nature of directors’ qualifying shares required pursuant to Applicable Law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such acquisition shall be owned 100% by the Borrower or any other Loan Party, the Borrower shall take, or cause to be taken, promptly after the date such Person becomes a Subsidiary of the Borrower, to the extent applicable, each of the actions set forth in Section 6.09;
(d)    in the case of an acquisition where the consideration paid (excluding any Earn-Outs) is
$75,000,000 or more, the Borrower shall have delivered to the Administrative Agent at least ten (10) Business Days (or such shorter period of time as may be agreed to by the Administrative Agent) prior to such proposed acquisition, all relevant financial information with respect to such acquired assets or

27

Equity Interests, including, without limitation, the aggregate consideration for such acquisition; provided that, notwithstanding the foregoing or anything herein to the contrary, with respect to the Zephyr Acquisition, the delivery of the executed Zephyr Acquisition Agreement to the Administrative Agent, on the Zephyr Acquisition Agreement Signing Date shall be deemed to have satisfied the requirements of this clause (d) for all purposes of this Agreement;
(e)    any Person or assets or division as acquired in accordance herewith shall constitute a Permitted Business; and
(f)    such acquisition shall not have been preceded by a tender offer that has not been approved by the board of directors of such Person.
“Permitted Asset Disposition” means (a) a sale of Inventory in the Ordinary Course of Business (including, without limitation, the sale of Inventory from the Borrower or any Subsidiary to the Borrower or any Subsidiary); (b) a disposition of Equipment; (c) a disposition of damaged, worn out, surplus or obsolete personal property or fixtures in the Ordinary Course of Business so long as such property is no longer necessary for the proper conduct of the business of the Borrower and its Subsidiaries; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from any Loan Party’s default; (e) any Asset Disposition approved in writing by the Administrative Agent and Required Lenders; (f) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens; (g) any involuntary loss resulting from a casualty event or condemnation; (h) the lapse or abandonment of Intellectual Property so long as such Intellectual Property is not material to the business of the Borrower and its Subsidiaries; or (i) the surrender or waiver of litigation rights or the settlement, release or surrender of tort or other litigation claims of any kind.
“Permitted Business” means any business that is related, ancillary or complementary to the businesses of the Borrower and its Subsidiaries on the Closing Date or any reasonable extension thereof.
“Permitted Call Spread Swap Agreements” means (a) any agreement (including, but not limited to, any convertible bond hedge transaction or capped call transaction) pursuant to which, among other things, the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such option or a combination thereof from time to time upon settlement, exercise or early termination of such option and (b) any agreement pursuant to which, among other things, the Borrower issues to the counterparty thereto warrants to acquire common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such warrants or a combination thereof from time to time upon settlement, exercise or early termination of such warrants, in each case entered into by the Borrower in connection with the issuance of Convertible Debt Securities (including, without limitation, the exercise of any overallotment or underwriter’s option); provided that (i) the terms, conditions and covenants of each such Permitted Call Spread Swap Agreement are customary for agreements of such type (as reasonably determined by the Board of Directors of the Borrower in good faith) and (ii) in the case of clause (b) above, such Permitted Call Spread Swap Agreement is classified as an equity instrument in accordance with GAAP.
“Permitted Contingent Obligations” means any Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance

28

bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $75,000,000 or less at any time.
“Permitted Lien” has the meaning set forth in Section 7.02.
“Permitted Pool Transaction” means the transfer of cash, whether directly or indirectly, through the repayment of or making of any Intercompany Debt, the making of any Upstream Payment, the making of Investments or otherwise in the Ordinary Course of Business, from a Foreign Subsidiary to another Foreign Subsidiary in order to have the cash balances of such Foreign Subsidiaries repay or refund their obligations under a cash management pool with a financial institution; provided that in connection with any such transfer, (a) if any cash is proposed to be transferred from a Loan Party to a Foreign Subsidiary, prior to, or simultaneously with, such proposed transfer, an equivalent amount of cash shall be transferred to such Loan Party from a Foreign Subsidiary and (b) if any cash is proposed to be transferred to a Loan Party from a Foreign Subsidiary, prior to, or simultaneously with, such proposed transfer, an equivalent amount of cash shall be transferred from such Loan Party to a Foreign Subsidiary.
“Permitted Purchase Money Debt” means any Purchase Money Debt of the Borrower and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate principal amount of all such Purchase Money Debt does not exceed $100,000,000 at any time plus any amount permitted by and not utilized pursuant to Section 7.01(l), but in no event shall the aggregate outstanding principal amount of Purchase Money Debt and Debt permitted under Section 7.01(l) exceed at any time $200,000,000.
“Permitted Securitization Facility” shall mean a financing facility established by a Securitization Subsidiary and one or more of the Borrower or its Subsidiaries, whereby the Borrower or its Subsidiaries shall have sold or transferred accounts receivable, payment intangibles, chattel paper, payments, or similar rights to payment to a Securitization Subsidiary; provided that (a) except as permitted in respect of indemnities by clause (b) of this proviso, no portion of the Debt or any other obligation (contingent or otherwise) under such Permitted Securitization Facility shall be guaranteed by the Borrower or any of its Subsidiaries (other than a Securitization Subsidiary), (b) there shall be no recourse or obligation to the Borrower or any of its Subsidiaries (other than a Securitization Subsidiary) whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with such Permitted Securitization Facility that in the reasonable opinion of the Borrower are customary for securitization transactions and (c) none of the Borrower nor any of its Subsidiaries (other than the Securitization Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Securitization Facility, other than as set forth in clause (b) of this definition.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Pledge Agreement” means the Amended and Restated Pledge Agreement dated as of the Closing Date made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties

29

in the form attached hereto as Exhibit J, as supplemented from time to time by the execution and delivery of Pledge Joinder Agreements and Pledge Agreement Supplements.
“Pledge Agreement Supplement” means each Pledge Agreement Supplement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Loan Party to the Administrative Agent.
“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Loan Party to the Administrative Agent.
“Pro Forma Compliance” means, with respect to any Specified Transaction, that such Specified Transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed period of four consecutive Fiscal Quarters for which financial statements are available, to (a) such Specified Transaction and (b) all other Specified Transactions which are contemplated in connection therewith or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of such period.
“Pro Forma Effect” means, for any Specified Transaction, whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 7.16, each such Specified Transaction or proposed Specified Transaction shall be deemed to have occurred on and as of the first day of the relevant period of four consecutive Fiscal Quarters, and the following pro forma adjustments shall be made:
(a)    in the case of an actual or proposed Asset Disposition, all income statement items (whether positive or negative) attributable to the division or line of business or the Person subject to such Asset Disposition shall be excluded from the results of the Borrower and its Subsidiaries for such period;
(b)    in the case of an actual or proposed Permitted Acquisition, income statement items (whether positive or negative) attributable to the Property, line of business or the Person subject to such Permitted Acquisition shall be included in the results of the Borrower and its Subsidiaries for such period;
(c)    interest accrued during such period on, and the principal of, any Debt repaid or to be repaid or refinanced in such Specified Transaction shall be excluded from the results of the Borrower and its Subsidiaries for such period; and
(d)    any Debt actually or proposed to be incurred or assumed in such Specified Transaction shall be deemed to have been incurred as of the first day of such period, and interest thereon shall be deemed to have accrued from such day on such Debt at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Borrower and its Subsidiaries for such period.
Whenever any financial covenant set forth in Section 7.16 is to be calculated giving Pro Forma Effect to any Specified Transaction, such calculations shall be made in good faith by a financial or accounting officer of the Borrower who is a Senior Officer.
“Properly Contested” means with respect to any obligation of any Person, (a) the obligation is subject to a bona fide dispute regarding amount or the Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued;
(c) appropriate reserves have been established to the extent required in accordance with GAAP; (d) non- payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or

30

sale of any material portion of the assets of the Person; (e) except for non-delinquent tax Liens, no Lien is imposed on any material portion of the assets of the Person, unless bonded and stayed to the extent reasonably requested by and to the satisfaction of the Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Purchase Money Debt” means (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 30 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.
“Purchase Money Lien” means a Lien that secures Purchase Money Debt, encumbering only the fixed assets and related software acquired with such Debt, and any accession, addition or improvement thereto, any replacement thereof and the proceeds thereof, together with customary cash deposits, and constituting a Capital Lease or a purchase money security interest under the UCC.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.). “Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real
Property and related appurtenances or any buildings, structures, parking areas or other improvements thereon.
“Recipient” means the Administrative Agent, any Lender or any Issuing Lender.
“Refinancing Conditions” means the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed, replaced or refinanced plus an amount necessary to pay any fees and expenses, including premiums and defeasances costs, related thereto; (b) it has a final maturity no sooner than, and a weighted average life no less than, the Debt being extended, renewed, replaced or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed, replaced or refinanced;
(d) taken as a whole in each case, (i) the representations, (ii) the covenants and (iii) the defaults applicable to it are not materially less favorable to the Borrower (determined by the Borrower in good faith in consultation with the Administrative Agent) than those applicable to the Debt being extended, renewed, replaced or refinanced (it being understood and agreed that, in determining whether any of the foregoing provisions of Refinancing Debt are materially less favorable to the Borrower, the Borrower shall be permitted (but shall not be required) to consult with the Administrative Agent prior to incurring such Refinancing Debt and request that the Administrative Agent make a determination as to whether such provisions are materially less favorable to the Borrower, and the good faith determination of the

31

Administrative Agent in that regard shall be definitive and it being further understood that the Administrative Agent shall have no obligation to make any such determination); (e) any Liens securing such Debt cover the same types of property as the Debt being extended, renewed, replaced or refinanced;
(f) no additional Person is obligated on such Debt unless such Person would otherwise be permitted under this Agreement to be obligated on the Debt being extended, renewed, replaced or refinanced; and (g) upon giving effect to it, no Default or Event of Default exists.
“Refinancing Debt” means Debt that is the result of an extension, renewal, replacement or refinancing of Debt permitted under Section 7.01(b), (d), (f) or (s).
“Register” has the meaning specified in Section 10.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Assets” means, with respect to any receivables, any assets related thereto, including all collateral securing such receivables, all contracts and contract rights, purchase orders, leases, security interests, financing statements or other documentation in respect of such receivables, and all guarantees, indemnities, warranties or other documentation or other obligations in respect of any such receivable, any other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with transactions (including without limitation any Permitted Securitization Facility) involving receivables similar to the receivables, interest in goods represented by the receivables and all goods returned by or reclaimed, repossessed or recovered from, the account debtor, and any collections or proceeds of the foregoing, and any Equity Interests in a Securitization Subsidiary.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Class Lenders” means, at any time with respect to any Class of Loans or Commitments, Lenders having Total Credit Exposures with respect to such Class representing more than 50% of the Total Credit Exposures of all Lenders of such Class. The Total Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the Issuing Lender in respect of such Unreimbursed Amount, as the case may be, in making such determination.

32

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.
“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii). “Resignation Effective Date” has the meaning specified in Section 9.06.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restrictive Agreement” means an agreement (other than a Loan Document) that conditions or restricts the right of the Borrower, any other Loan Party or any Subsidiary to Guarantee any Debt of the Borrower, any other Loan Party or any Subsidiary under the Loan Documents, to grant Liens on any assets in favor of the Administrative Agent under the Loan Documents, to declare or make Distributions on Equity Interests of any Loan Party or any Subsidiary or to repay any Intercompany Debt.
“Revolver Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

33

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.
“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by the Borrower or any Subsidiary under a License.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., and any successor thereto.
“S&P Rating” means, as of any date of determination, the corporate rating (or any substantially similar successor rating, however styled) of the Borrower and its Subsidiaries as determined by S&P.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.
“Sanmina India Joint Venture” means the joint venture formed or to be formed in accordance with the terms of the Sanmina India Joint Venture Documents.
“Sanmina India Joint Venture Documents” means (a) that certain Joint Venture and Shareholders’ Agreement among the Borrower, Reliance Strategic Business Ventures Limited (“Reliance”), Sanmina- SCI India Private Limited (“Sanmina India”) and Sanmina-SCI Systems Singapore Pte Ltd (“Sanmina Singapore”), (b) that certain Share Subscription and Purchase Agreement (the “SSPA”) among the Borrower, Reliance, Sanmina India, Sanmina Singapore and AET Holdings Limited and (c) and those certain documents defined as Transaction Documents in the SSPA.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Subsidiary and any Cash Management Bank.
“Secured Hedge Agreement” means any Hedging Agreement permitted hereunder that is entered into by and between the Borrower or any Subsidiary and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.
“Securitization Subsidiary” means a wholly-owned Subsidiary of the Borrower that is a special purpose vehicle that has been established for the sole purpose of facilitating a financing under a Permitted Securitization Facility and that shall not engage in any activities other than in connection with the Permitted Securitization Facility.
“Security Agreement” means the Second Amended and Restated Security Agreement dated as of the Closing Date, made by the Loan Parties in favor of the Administrative Agent for the benefit of the

34

Secured Parties in the form attached hereto as Exhibit I, as supplemented from time to time by the execution and delivery of Security Joinder Agreements.
“Security Documents” means, collectively, the Security Agreement, each Security Joinder Agreement, the Pledge Agreement, each Pledge Joinder Agreement, each Pledge Agreement Supplement, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.09, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to a Security Agreement, executed and delivered by a Subsidiary to the Administrative Agent.
“Seller” has the meaning specified in the definition of “Zephyr Acquisition Agreement.”
“Senior Officer” means the chairman of the board, president, chief executive officer, chief financial officer or treasurer of the Borrower or, if the context requires, any other Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Senior Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Senior Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10 basis points); and with respect to Term SOFR means 0.10% (10 basis points) for an Interest Period of one-month’s duration, 0.15% (15 basis points) for an Interest Period of three-months’ duration, 0.25% (25 basis points) for an Interest Period of six-months’ duration.
“Solvent” and “Solvency” mean, as to any Person as of the date of determination, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that

35

can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.19 or Section 28 of the Guaranty).
“Specified Transaction” means (a) a Disposition of all of the Equity Interests of a Person or all or substantially all of a division or a line of business, (b) any Acquisition for which the consideration paid (excluding Earn-Outs) is $50,000,000 or more, (c) Debt incurred pursuant to Section 7.01(r) or Section 7.01(v), or (d) a Distribution made pursuant to Section 7.03(a)(i).
“SSCI Holdings” means Sanmina-SCI Holdings, LLC, a Delaware limited liability company. “Subordinated Debt” means unsecured Debt incurred by the Borrower that is expressly in writing subordinate and junior in right of payment to the full and final payment of all Obligations, has no scheduled amortization payments or mandatory prepayments or redemptions (other than as a result of an event of default thereunder or as a result of customary change of control provisions or as a result of such Debt being convertible into Equity Interests of the Borrower) prior to 91 days after the Maturity Date, and the covenants and subordination provisions thereof are reasonably satisfactory to the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the outstanding shares of securities or other interests having ordinary voting power for the election of directors or other equivalent governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, the Borrower does not own, directly or indirectly, the majority of interests in the Sanmina India Joint Venture as of the Closing Date and the Sanmina India Joint Venture does not constitute a “Subsidiary” as of the Closing Date.
“Successor Rate” means any proposed rates and adjustments provided in accordance with Section 3.03(b) or (c), as applicable.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04. “Swing Line Commitment” means as to any Lender (a) the amount set forth opposite such
Lender’s name on Schedule 2.01 hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swing Line Commitment after the Closing Date, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.06(c).
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor to Bank of America in its capacity as swing line lender hereunder.

36

“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Senior Officer of the Borrower.
“Swing Line Sublimit” means, at any time, an amount equal to the lesser of (a) $75,000,000 and
(b) the Revolving Credit Facility at such time. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by the Term Lenders pursuant to Section 2.01(a).
“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term Facility” means, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the Outstanding Amount of the Term Loans of all Term Lenders at such time.
“Term Lender” means (a) on or prior to the Closing Date, in respect of the Term Facility, any Lender that has a Term Commitment at such time and (b) thereafter, any Lender that holds Term Loans at such time.
“Term Loan” means an advance made by any Term Lender under the Term Facility.
“Term Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term Loans; provided that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment.
“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-2.

37

“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Total Credit Exposure” means, as to any Lender at any time, (a) in respect of the Revolving Credit Facility, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Lender at such time and (b) in respect of the Term Facility, the Term Loan Exposure of such Lender at such time.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan. “UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non- perfection or priority.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which

38

includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning specified in Section 2.03(f).
“Upstream Payment” means a Distribution by a Subsidiary of the Borrower to the Borrower or a wholly-owned Subsidiary.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III). “Withholding Agent” means the Borrower, any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Zephyr” has the meaning specified in the definition of “Zephyr Acquisition Agreement.”
“Zephyr Acquisition” has the meaning specified in the definition of “Zephyr Acquisition Agreement.”
“Zephyr Acquisition Agreement” means that certain Equity Purchase Agreement, dated as of May 18, 2025 (the “Zephyr Acquisition Agreement Signing Date”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Borrower, AMD Design, LLC, a Delaware limited liability company (the “Seller”), and ZT Group Int’l, Inc., a New Jersey

39

corporation (“Zephyr”), pursuant to which the Borrower directly, or indirectly through a wholly owned subsidiary, will acquire 100% of the outstanding equity interests of Zephyr or of a successor to Zephyr that will acquire substantially all of the assets and operations of Zephyr (excluding certain specified assets of Zephyr that the Seller and the Borrower have agreed will remain owned by the Seller) (such transactions, the “Zephyr Acquisition” and the date on which the Zephyr Acquisition is consummated, the “Zephyr Acquisition Closing Date”).
“Zephyr Acquisition Closing Date” has the meaning specified in the definition of “Zephyr Acquisition Agreement.”
“Zephyr Acquisition Agreement Signing Date” has the meaning specified in the definition of “Zephyr Acquisition Agreement.”
“Zephyr Financing Intercreditor Agreement” means any customary pari passu intercreditor agreement (in form and substance reasonably satisfactory to the Administrative Agent) which provides, among other things, that the Liens on the Collateral securing the Zephyr Senior Secured Bridge Facility and/or any secured Zephyr Permanent Financing shall rank equal in priority with the Liens on the Collateral securing the Obligations.
“Zephyr Permanent Financing” means any combination of (a) senior secured term loans or unsecured term loans and/or (b) senior secured notes and/or unsecured notes issued pursuant to one or more Rule 144A/Regulation S offerings or other private placement transactions, in each case, incurred or issued, as applicable, by the Borrower or any Subsidiary, in lieu of the Zephyr Senior Secured Bridge Facility to finance the Zephyr Acquisition or to refinance the Zephyr Senior Secured Bridge Facility.
“Zephyr Revolving Credit Borrowing” means any borrowing of Revolving Credit Loans on or prior to the Zephyr Acquisition Closing Date, the proceeds of which are to be used by the Borrower solely to (x) finance any portion of the Zephyr Acquisition and/or (y) pay any or all of the Zephyr Transactions Costs; provided that any such borrowing of Revolving Credit Loans shall be subject to the provisions set forth in Section 1.09.
“Zephyr Senior Secured Bridge Facility” means a senior secured 364-day bridge loan facility in an aggregate principal amount not to exceed $2,500,000,000, to be incurred by the Borrower in connection with the Zephyr Acquisition to the extent Zephyr Permanent Financings resulting in aggregate proceeds and/or replacement acquisition financing commitments of at least $2,500,000,000 have not been committed, incurred and/or issued by the Borrower prior to the Zephyr Acquisition Closing Date; provided, that any such replacement acquisition financing commitments shall be subject to conditions to funding that are in all respects no less favorable to the Borrower than the conditions to the funding of the Zephyr Senior Secured Bridge Facility.
“Zephyr Transaction Costs” means the payment of fees, costs and expenses in connection with (a) the Zephyr Acquisition, (b) the incurrence of the Zephyr Senior Secured Bridge Facility, to the extent applicable, (c) the incurrence or issuance, as applicable, of any Zephyr Permanent Financing, (d) the refinancing of existing indebtedness of Zephyr in connection with the Zephyr Acquisition and (e) all other transactions contemplated by the Zephyr Acquisition Agreement or Amendment No. 1.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.        Whenever the context may require, any pronoun shall include the corresponding

40

masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organic Document and any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, other than for purposes of Sections 6.02(a) and 6.02(b), Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so

41

amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything in the Loan Documents, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP) whether or not such operating lease obligations were in effect on such date, notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP.
(c)    Pro Forma Treatment. Each Asset Disposition of all of the Equity Interests of a Person or all or substantially all of a division or a line of business, and each Permitted Acquisition, by the Borrower and its Subsidiaries that is consummated during any relevant period of four consecutive Fiscal Quarters shall, for purposes of determining compliance with the financial covenants set forth in Section 7.16, be given Pro Forma Effect as if such transaction had occurred on and as of the first day of such period.
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07    Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars.
1.08    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse

42

to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.09    Limited Condition Transactions.
Notwithstanding anything herein or in any other Loan Document to the contrary, for purposes of
(i) determining compliance with any provision of this Agreement which requires the calculation of a ratio (including, for the avoidance of doubt, determining compliance with (x) the Consolidated Leverage Ratio set forth in Section 7.01(v) and (y) the financial covenants required to be complied with in Section 7.04(o)(ii) and set forth in Section 7.16); (ii) determining compliance with representations or warranties or the occurrence of any Default or Event of Default (including, for the avoidance of doubt, (x) determining compliance with the conditions set forth in Sections 4.02(a) and (b) with respect to any Zephyr Revolving Credit Borrowing and (y) determining compliance with clause (a) of the definition of “Permitted Acquisition” in this Agreement); or (iii) testing availability under any basket in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or of Consolidated Total Assets), in each case, in connection with an acquisition (including acquisitions subject to a letter of intent or purchase agreement) by one or more of the Borrower and its Subsidiaries of any assets, business or person and such acquisition is not conditioned upon obtaining financing or any notice of redemption of indebtedness that requires irrevocable notice (any such transaction, including the Zephyr Acquisition for all purposes of this Agreement, a “Limited Condition Transaction”), at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (which date, for the avoidance of doubt, shall be the Zephyr Acquisition Agreement Signing Date with respect to the Zephyr Acquisition) (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.
For the avoidance of doubt, if the Borrower has made an LCT Election, which LCT Election may be made at any time prior to, contemporaneously with, or at any time after, the applicable LCT Test Date, and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are thereafter exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in

43

connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Loans.
(a)    The Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single Term Loan to the Borrower in Dollars on the Closing Date, in an aggregate principal amount not to exceed such Term Lender’s Term Commitment. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period under the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of
$1,000,000 in excess thereof. Except as provided in Sections 2.03(f) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of
$100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice for a Revolving Credit Borrowing or if the Borrower fails to give a timely notice requesting a conversion or continuation of a Revolving Credit Loan, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic

44

conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice for a Term Borrowing or if the Borrower fails to give a timely notice requesting a conversion or continuation of a Term Loan, then the applicable Term Loans shall be made as, or converted to, Term SOFR Loans with an Interest Period of one month. Any such automatic continuation or conversion to Term SOFR Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Term SOFR Loan.
(b)    Following receipt of a Committed Loan Notice for a Facility, the Administrative Agent shall promptly notify each Lender under such Facility of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender under the applicable Facility of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Borrowing or Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)    Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to the Revolving Credit Facility. After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to the Term Facility.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan

45

modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
(g)    With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
2.03    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request an Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in this Section, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and the applicable Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.
(b)    Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to the Issuing Lender selected by it and to the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with subsection (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application and reimbursement agreement on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the Borrower and such Issuing Lender at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing

46

Lender, the Borrower shall not be required to make a specific request to such Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that such Issuing Lender shall not (i) permit any such extension if (A) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or
(ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such Issuing Lender not to permit such extension.
(c)    Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall not be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by the Issuing Lender shall exceed its L/C Commitment, (ii) the aggregate L/C Obligations shall exceed the Letter of Credit Sublimit, (iii) the Revolving Credit Exposure of any Revolving Credit Lender shall exceed its Revolving Credit Commitment or (iv) the total Revolving Credit Exposures shall exceed the total Revolving Credit Commitments.
(i)    No Issuing Lender shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the Issuing Lender, the Letter of Credit is in an initial stated amount less than $10,000;
(D)    the Letter of Credit is to be denominated in a currency other than
Dollars;

47

(E)    any Revolving Credit Lender is at that time a Defaulting Lender, unless the Issuing Lenders have entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lenders (in their sole discretion) with the Borrower or such Lender to eliminate the Issuing Lenders’ actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the Issuing Lenders have actual or potential Fronting Exposure, as they may elect in their sole discretion; or
(F)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(ii)    No Issuing Lender shall be under any obligation to amend any Letter of Credit if
(A) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)    Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Maturity Date.
(e)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable Issuing Lender or the Revolving Credit Lenders, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this subsection (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments.
In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the applicable Issuing Lender, such Lender’s Applicable Percentage of each L/C Disbursement made by such Issuing Lender not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Credit Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders pursuant to this Section 2.03), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this subsection (e) to reimburse such Issuing Lender, then to such Revolving Credit Lenders and such Issuing Lender as their interests may

48

appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Lender for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
Each Revolving Credit Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit as a result of an assignment in accordance with Section 10.06 or otherwise pursuant to this Agreement.
If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of any Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the applicable Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Issuing Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an Issuing Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this subsection (e) shall be conclusive absent manifest error.
(f)    Reimbursement. If any Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the applicable Issuing Lender in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Loans or Swing Line Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Loans or Swing Line Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the date of payment by the applicable Issuing Lender under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by any Issuing Lender or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)    Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in subsection (f) of this Section shall be absolute, unconditional and irrevocable, and shall be

49

performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)    any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by any Issuing Lender of any requirement that exists for any Issuing Lender’s protection and not the protection of the Borrower or any waiver by any Issuing Lender which does not in fact materially prejudice the Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(vi)    any payment made by any Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by an Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against any Issuing Lender and its correspondents unless such notice is given as aforesaid.
None of the Administrative Agent, the Lenders, the Issuing Lenders, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer

50

of any Letter of Credit by the Issuing Lenders or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Lenders; provided that the foregoing shall not be construed to excuse the Issuing Lenders from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by any Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination, and that:
(i)    any Issuing Lender may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(ii)    any Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)    any Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iv)    this sentence shall establish the standard of care to be exercised by each Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Administrative Agent, the Lenders, the Issuing Lenders, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) any Issuing Lender declining to take- up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) any Issuing Lender retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the applicable Issuing Lender.
(h)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued by it (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no Issuing Lender shall be responsible to the Borrower for, and any Issuing Lenders’ rights and remedies against the Borrower shall not be impaired by, any action or inaction of any Issuing Lender required or permitted under any law, order, or

51

practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)    Actions of Issuing Lenders. Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lenders shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Issuing Lenders in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the Issuing Lenders with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lenders.
(j)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)    Fronting Fee and Documentary and Processing Charges Payable to the Issuing Lenders. The Borrower shall pay directly to each Issuing Lender for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter or at a rate otherwise separately agreed between the Borrower and such Issuing Lender, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and such Issuing Lender, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, in each case computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each Issuing Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit issued by it as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

52

(l)    Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if the Issuing Lender has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Credit Lenders with respect to any such L/C Disbursement.
(m)    Interim Interest. If the Issuing Lender for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to subsection (f) of this Section, then Section 2.08(b) shall apply. Interest accrued pursuant to this subsection shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to subsection (f) of this Section to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment.
(n)    Letter of Credit Reports. For so long as any Letter of Credit issued by any Issuing Lender (other than Bank of America) is outstanding, such Issuing Lender shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit F, appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Lender.
(o)    Replacement of an Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.03(j). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to include such successor or any previous Issuing Lender, or such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(p)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this subsection (p), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 105% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower

53

described in subsection (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or subsection (d) of this Section, if any L/C Obligations remain outstanding after the expiration date specified in said subsection (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing 66- 2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
(q)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(r)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, may make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period with respect to the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time and (B) the Revolving Credit Exposure of any Revolving Credit Lender (other than the Swing Line Lender) shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (ii) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the

54

Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate per annum based on the Daily Simple SOFR Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing
(A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.
(c)    Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00
p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the

55

relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender

56

funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05    Prepayments. (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 1:00 p.m. (1) two Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment based on such Lender’s Applicable Percentage. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, any notice of prepayment may be conditioned upon the consummation of a refinancing of this Agreement or other transaction and may be revoked by the Borrower in the event such refinancing or transaction is not consummated, and if so revoked, such repayment shall not be due and payable. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.    Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof in inverse order of maturity, and after such application, to repayment of any Outstanding Amount of the Term Loans. Subject to Section 2.16, each prepayment of Loans shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
2.06    Termination or Reduction of Commitments. (a) The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $25,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash

57

Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit; provided further that any notice to reduce or terminate the Revolving Credit Facility may be contingent upon the consummation of the refinancing of this Agreement or other transaction, and may be revoked if such refinancing or transaction is not consummated, and if so revoked, the Revolving Credit Facility shall not be so reduced or terminated as requested in such notice. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Credit Facility. The amount of any such Revolving Credit Facility reduction shall not be applied to the Swing Line Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Borrower.
(b)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.07    Repayment of Loans. (a) Term Loans. The Borrower shall repay to the Term Lenders the aggregate principal amount of all Term Loans in quarterly principal installments on the last Business Day of each March, June, September and December (each, a “Quarterly Payment Date”) (commencing on December 31, 2022) equal to 1.25%, for each quarterly installment, of the initial aggregate principal amount of all Term Loans made during the Availability Period (which quarterly installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), in each case, unless accelerated sooner pursuant to Section 8.02; provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.
(b)    Revolving Credit Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.
(c)    Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of any Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans made by such Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.
2.08    Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Daily Simple SOFR Rate plus the Applicable Rate.
(b)    (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall

58

thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in Sections 2.08(b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees. In addition to certain fees described in Sections 2.03(j) and (k):
(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the relevant Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and, in the case of the commitment fee with respect to the Revolving Credit Facility, on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term SOFR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual

59

days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the

60

Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable Issuing Lender, as the case may be, the amount due.
With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any

61

such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or
(b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (w) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (x) the application of Cash Collateral provided for in Section 2.15, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the

62

provisions of this Section shall apply) or (z) any payment obtained by a Lender as consideration for it to extend the termination date of its Commitment.
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.14    Increase in Revolving Credit Commitments.
(a)    Request for Increase. Provided there exists no Default, upon written notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time after the Closing Date request an increase in the Revolving Credit Commitments (each, a “Revolver Increase”) by an aggregate amount (for all such requests) not exceeding $200,000,000; provided that (A) any such request for such Revolver Increase shall be in a minimum amount of $25,000,000 and increments of $5,000,000 in excess thereof and (B) the Borrower may make a maximum of six (6) such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders, unless otherwise agreed by the Administrative Agent).
(b)    Lender Elections to Increase. Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested Increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.
(c)    Notification by Administrative Agent; Additional Revolving Credit Lenders. The Administrative Agent shall notify the Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder. To achieve the full amount of a requested Revolver Increase and subject to the approval of the Administrative Agent and each Issuing Lender and the Swing Line Lender, the Borrower may also invite any Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (each such third party financial institution, an “Additional Lender”).
(d)    Effective Date and Allocations. If the Revolving Credit Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Revolver Increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such Revolver Increase and the Increase Effective Date.
(e)    Conditions to Effectiveness of Revolver Increase. As a condition precedent to such Revolver Increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Revolving Credit Lender) signed by a Senior Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Revolver Increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such Revolver Increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, to the extent any such representation and warranty is modified by materiality or Material Adverse Effect, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material

63

respects (or, to the extent any such representation and warranty is modified by materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 2.14,
(i) the representations and warranties contained in the first two sentences of Section 5.06 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.02, (ii) the representations and warranties contained in Section 5.14, Section 5.27 and in the last sentence of Section 5.06 shall be excluded during any Collateral Release Period, (B) no Default or Event of Default exists or would result therefrom, (C) the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.16 (such calculations to be made assuming the Revolving Credit Commitments provided pursuant to such Revolver Increase have been fully utilized) and (D) (x) upon the request of any Revolving Credit Lender made at least five (5) days prior to the Increase Effective Date, and to the extent such information has not been previously provided by the Borrower to such Revolving Credit Lender, the Borrower shall have provided to such Revolving Credit Lender, and such Revolving Credit Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least three (3) days prior to the Increase Effective Date and (y) at least three (3) days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Revolving Credit Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. The Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section.
(f)    Terms of Revolver Increase. The terms and provisions of loans and commitments made pursuant to any Revolver Increase shall be identical to the existing Revolving Credit Commitments and Revolving Credit Loans.
(g)    Equal and Ratable Benefit. The Revolving Credit Commitments established pursuant to this Section shall constitute Commitments and Credit Extensions under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and the security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Revolving Credit Commitments.
(h)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or
10.01 to the contrary.
2.15    Cash Collateral.
(a)    Certain Credit Support Events. If (i) any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or the applicable Issuing Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or

64

claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under Applicable Laws, to reimburse the applicable Issuing Lender. Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant to Section 2.15(a) or Section 2.16, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on written demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable Issuing Lender that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable Issuing Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

65

2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term Loan Lenders” and “Required Class Lenders”.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

66

(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non- Defaulting Lender that portion of any such Letter of Credit Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause
(iv)    below, (y) pay to the applicable Issuing Lender the amount of any such Letter of Credit Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Letter of Credit Fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and
(y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to

67

fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swing Line Loans/Letters of Credit. So long as any Revolving Credit Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the applicable Issuing Lender shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes. (a) Defined Terms: For purposes of this Section 3.01, the term “Applicable Law” includes FATCA and the term “Lender” includes any Issuing Lender.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Tax Indemnifications. (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an Issuing Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(d)(ii) below. Upon making such payment to the Administrative Agent, and upon written request by the Borrower, the Administrative Agent shall assign to the Borrower the rights of the Administrative Agent pursuant to Section 3.01(d)(ii) below against the applicable Defaulting Lender or Issuing Lender (other than the right of set off pursuant to the last sentence of Section 3.01(d)(ii)).

68

(ii) Each Lender and each Issuing Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such Issuing Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or such Issuing Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Lender, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).
(e)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(f)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

69

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W- 9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a

70

reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Lender, or have any obligation to pay to any Lender or any Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Lender, as the case may be. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender

71

or an Issuing Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Daily Simple SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, Daily Simple SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Daily Simple SOFR or Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03    Inability to Determine Rates.
(a)    If in connection with any request for a Daily Simple SOFR Loan, Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred,
(B) no Successor Rate has been determined in accordance with Section 3.03(c), and the circumstances under clause (i) of Section 3.03(c) or the Daily Simple SOFR Scheduled Unavailability Date has occurred or (C) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR or Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that, for any reason, Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Daily Simple SOFR Loans, Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Daily Simple SOFR Loans, Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required

72

Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans or Daily Simple SOFR Loans (to the extent of the affected Daily Simple SOFR Loans, Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(b)    Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due

73

consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(c)    Replacement of Daily Simple SOFR. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining Daily Simple SOFR, including, without limitation, because the Daily Simple SOFR Published Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the Federal Reserve Bank of New York or any successor administrator of the Daily Simple SOFR Published Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Daily Simple SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Daily Simple SOFR or the Daily Simple SOFR Published Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide Daily Simple SOFR after such specific date (the latest date on which Daily Simple SOFR or the Daily Simple SOFR Published Rate is no longer available permanently or indefinitely, the “Daily Simple SOFR Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Daily Simple SOFR Replacement Date”), which date shall be on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Daily Simple SOFR Scheduled Unavailability Date, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Daily Simple SOFR in accordance with this Section 3.03 at the relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising

74

the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder

75

(whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Lender, the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05    Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Swing Line Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan or a permitted revocation of the applicable prepayment notice) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a Swing Line Loan on the date or in the amount notified by the Borrower; or

76

(c)    any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
3.06    Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Lender, or any Governmental Authority for the account of any Lender or any Issuing Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or such Issuing Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such Issuing Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such Issuing Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Lender, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Lender in connection with any such designation or assignment.
(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension. The effectiveness of the amendment and restatement of the Existing Agreement is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or copies sent by electronic transmission (followed promptly by originals) unless otherwise specified, each properly executed by a Senior Officer of the signing Loan Party (where applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) (where applicable) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

77

(i)    executed counterparts of this Agreement, the Disclosure Letter, the Guaranty and affirmation to the Interco Subordination Agreement;
(ii)    a Note executed by the Borrower in favor of each Lender requesting a Note;
(iii)    executed counterparts of the Security Agreement and the Pledge Agreement, together with:
(A)    searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and tax lien and judgment searches;
(B)    to the extent not on file, completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(C)    to the extent not on file, certificates and instruments representing the Pledged Interests (as defined in the Pledge Agreement) referred to therein accompanied by undated stock powers or instruments of transfer executed in blank;
(D)    to the extent not on file and required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Security Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s security interest in the Collateral;
(E)    to the extent not on file, Qualifying Control Agreements (as defined in the Security Agreement) satisfactory to the Administrative Agent to the extent required to be delivered pursuant to the Security Agreement; and
(F)    evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Documents have been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);
(iv)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Senior Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Senior Officer thereof authorized to act as a Senior Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(v)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

78

(vi)    a favorable opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Loan Parties, addressed to the Administrative Agent, each Lender and each Issuing Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vii)    (A) a favorable opinion of Verrill Dana LLP, local counsel to the Loan Parties in Massachusetts, and (B) a favorable opinion of Phelps Dunbar LLP, local counsel to the Loan Parties in Alabama, in each case addressed to the Administrative Agent, each Lender and each Issuing Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(viii)    a certificate signed by a Senior Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(ix)    forecasts prepared by management of the Borrower, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the 2022 Fiscal Year and on an annual basis for each Fiscal Year thereafter through the 2027 Fiscal Year;
(x)    subject to Section 6.15, evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance and separate endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or lender loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral; and
(xi)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Issuing Lenders, the Swing Line Lender or any Lender reasonably may require.
(b)    (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
(c)    Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (including one local counsel in each jurisdiction) (directly to such counsel if requested by the Administrative Agent) to the extent invoiced one (1) Business Day prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(d)    Upon the request of any Lender made at least five (5) days prior to the Closing Date, the Loan Parties shall have provided to such Lender, and such Lender shall be reasonably satisfied with, such documentation and other information that is reasonably requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least three (3) days prior to the Closing Date and (y) at least three (3) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership

79

Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower contained in Article V or any other Loan Document shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, (i) the representations and warranties contained in the first two sentences of Section 5.06 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.02(a) and (b), respectively, and (ii) the representations and warranties contained in Section 5.14, Section 5.27 and in the last sentence of Section 5.06 shall be excluded during any Collateral Release Period.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the applicable Issuing Lender or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
Notwithstanding anything to the contrary set forth in this Section 4.02, the obligation of each Lender to honor any Request for Credit Extension constituting a Zephyr Revolving Credit Borrowing shall be subject to the provisions set forth in Section 1.09.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Organization and Qualification. The Borrower and each Subsidiary is duly organized, validly existing and in good standing (or in the case of any Foreign Subsidiary, the equivalent status, if any, in such foreign jurisdiction) under the laws of the jurisdiction of its organization and, except where

80

the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification. The Borrower and each Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation, company or other entity, as applicable, in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
5.02    Power and Authority. Each Loan Party has all requisite power and authority to execute, deliver and perform the Loan Documents to which it is a party. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party, and do not (a) require any consent or approval of any holders of Equity Interests of any Loan Party, any Governmental Authority or any other Person, other than those already obtained; (b) contravene the Organic Documents of any Loan Party; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Loan Party.
5.03    Enforceability. Each Loan Document is a legal, valid and binding obligation of each Loan Party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).
5.04    Capital Structure. Schedule 5.04 to the Disclosure Letter shows as of the Closing Date, for the Borrower and each Subsidiary, its name, its jurisdiction of organization, the holders of its Equity Interests (excluding the Borrower) and whether such Subsidiary is a Guarantor and/or an Insignificant Subsidiary. Each Loan Party has good title to its Equity Interests in its direct Subsidiaries, subject only to the Administrative Agent’s Lien and Liens permitted under Section 7.02(dd) and 7.02(ff), and all such Equity Interests are duly issued, fully paid and non-assessable (to the extent applicable). As of the Closing Date, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney (other than those granted under any Loan Document or pursuant to any agreement, document or instrument related to Debt permitted under Section 7.01) relating to Equity Interests of any Subsidiary.
5.05    Title to Properties; Priority of Liens. The Borrower and each Subsidiary has good title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to the Administrative Agent or the Lenders, in each case free of Liens except Permitted Liens. The Borrower and each Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of the Administrative Agent in the Collateral are duly perfected (except to the extent that perfection with respect to such Collateral is not required under any Loan Document), first priority Liens, subject only to Permitted Liens.
5.06    Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of the Borrower and its Subsidiaries that have been and are hereafter delivered to the Administrative Agent and Lenders, are prepared in accordance with GAAP (subject to changes from audit and year-end adjustments and the absence of footnotes in the case of unaudited financial statements), and fairly present in all material respects the consolidated financial position and consolidated results of operations of the Borrower and its Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time by the Borrower to the Administrative Agent and the Lenders in connection with this Agreement have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time (it being understood that projections are not to be viewed as facts and that actual results during the period or periods covered by the projections may differ

81

from the projections and that such differences may be material). Since October 2, 2021, there has been no change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.
5.07    Borrower ERISA Status. On and as of the Closing Date, the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
5.08    Taxes. The Borrower and each Subsidiary has filed all material federal, state, provincial, territorial, municipal, local and foreign tax returns and other tax reports that it is required by law to file, and has paid and remitted, or made provision for the payment and remittance of, all its material Taxes that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of the Borrower and each Subsidiary has been established in accordance with GAAP for all years not closed by applicable statutes, and for its current Fiscal Year.
5.09    Intellectual Property. The Borrower and each Subsidiary owns or has the lawful right to use all material Intellectual Property necessary for the conduct of its business, without conflict in any material respect with any Intellectual Property rights of others. There is no pending or, to the Borrower’s knowledge, threatened (in writing) Intellectual Property Claim with respect to the Borrower, any Subsidiary or any of their Property (including any Intellectual Property) which could reasonably be expected to have a Material Adverse Effect.
5.10    Governmental Approvals. The Borrower and each Subsidiary has, is in compliance with, and is in good standing with respect to, all material Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods have been procured and are in effect, and the Borrower and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
5.11    Compliance with Laws. Except as disclosed on Schedule 5.11 to the Disclosure Letter, the Borrower and each Subsidiary has duly complied, and its Properties and business operations are in compliance, in all respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any citations, notices or orders of material noncompliance under any Applicable Law which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Inventory produced or assembled by the Borrower or any Subsidiary has been produced in violation in any material respect of the FLSA and, to the knowledge of the Borrower and each Subsidiary, no other Inventory has been produced in violation in any material respect of the FLSA.
5.12    Compliance with Environmental Laws. Except as disclosed on Schedule 5.12 to the Disclosure Letter, to the knowledge of the Borrower and its Subsidiaries, no real property owned or leased by the Borrower or any of its Subsidiaries is subject to any federal, state, provincial, territorial, local or foreign order or other applicable legal requirement requiring the Borrower or any of its Subsidiaries to undertake (a) any remedial action to address or (b) any investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up except where such remedial action or investigation would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any

82

Environmental Notice in respect of any material real properties of such Person that would reasonably be expected to result in a Material Adverse Effect.
5.13    Burdensome Contracts. Neither the Borrower nor any Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 5.13 to the Disclosure Letter or as permitted by Section 7.11. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by any Loan Party.
5.14    Litigation. Except as shown on Schedule 5.14 to the Disclosure Letter, there are no proceedings or investigations pending or, to the Borrower’s knowledge, threatened in writing against the Borrower or any Subsidiary, or any of their businesses, operations or Properties, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority binding on it.
5.15    No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. Neither the Borrower nor any Subsidiary is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a material default, under any Material Contract. To the Borrower’s knowledge, there is no basis upon which any party (other than the Borrower or a Subsidiary) could terminate a Material Contract prior to its scheduled termination date.
5.16    ERISA. Except as disclosed on Schedule 5.16 to the Disclosure Letter:
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the knowledge of the Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

83

(d)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
(e)    The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
5.17    Trade Relations. There exists no actual or threatened (in writing) termination, limitation or modification of any business relationship between the Borrower or any Subsidiary and any customer or supplier, or any group of customers or suppliers where such termination, limitation or modification could reasonably be expected to have a Material Adverse Effect. There exists no condition or circumstance that could reasonably be expected to impair the ability of the Borrower or any Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date where such impairment could reasonably be expected to have a Material Adverse Effect.
5.18    Labor Relations. Except as described on Schedule 5.18 to the Disclosure Letter, as of the Closing Date neither the Borrower nor any Subsidiary is party to or bound by any collective bargaining agreement or management agreement. Except as described on Schedule 5.18 to the Disclosure Letter, there are no grievances, disputes or controversies with any union or other organization of the Borrower’s or any Subsidiary’s employees, or, to the Borrower’s knowledge, any asserted or threatened (in writing) strikes, work stoppages or demands for collective bargaining, in each case, that could reasonably be expected to have a Material Adverse Effect.
5.19    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
5.20    Not a Regulated Entity. No Loan Party (a) is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940; or (b) is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
5.21    Margin Stock. Neither the Borrower nor any Subsidiary is engaged, principally or as one of its important activities, in the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any Margin Stock. No Loan proceeds or Letters of Credit will be used by the Borrower or any Subsidiary to purchase or carry, or to extend credit for the purpose of purchasing or carrying, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the FRB.
5.22    Insurance. The insurance coverage of the Loan Parties as in effect on the Closing Date complies with the requirements of Section 6.07 as of the Closing Date and is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.22 to the Disclosure Letter.
5.23    Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

84

5.24    Complete Disclosure. No Loan Document, when taken as a whole with the other Loan Documents and together with the Borrower’s filings with the SEC, contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. Except as disclosed on Schedule 5.11 to the Disclosure Letter, there is no fact or circumstance that any Loan Party has failed to disclose to the Administrative Agent in writing or that is not disclosed in the Borrower’s filings with the SEC that could reasonably be expected to have a Material Adverse Effect.
5.25    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
5.26    Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.27    Security Documents. If a Collateral Period is in effect, the provisions of the Security Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed on or prior to the Closing Date and as contemplated hereby and by the Security Documents, if a Collateral Period is in effect no filing or other action will be necessary to perfect or protect such Liens to the extent perfection thereof is required by the Security Documents.
5.28    Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.29    Not an Affected Financial Institution. Neither the Borrower nor any Guarantor is an Affected Financial Institution.
5.30    Covered Entities. No Loan Party is a Covered Entity.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent obligations for which no claim has been made and (ii) obligations and liabilities under Bank Products) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made) shall remain outstanding, the Borrower shall, and shall cause each Subsidiary to:

85

6.01    Inspections; Appraisals.
(a)    Permit the Administrative Agent, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of the Borrower or any Subsidiary and to inspect, audit and make extracts from the Borrower’s or any Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants the Borrower’s or such Subsidiary’s business, financial condition, assets, prospects and results of operations. The Lenders may participate in any such visit or inspection, at their own expense. Neither the Administrative Agent nor any Lender shall have any duty to the Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with the Borrower. The Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and the Lenders for their purposes, and the Borrower shall not be entitled to rely upon them. Notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or its designated representative) is then prohibited by Applicable Law or any agreement binding on the Borrower or any Subsidiary which agreement was not entered into in contemplation of this Agreement and does not apply to the Collateral or
(iii) is subject to attorney-client or similar privilege or constitutes attorney work product.
(b)    Reimburse the Administrative Agent for all reasonable and documented charges, costs and expenses of the Administrative Agent in connection with any inspections described in Section 6.01(a) up to one time per Loan Year; provided, however, that if an examination is initiated during the existence of a Default or Event of Default, all reasonable and documented charges, costs and expenses therefor shall be reimbursed by the Borrower without regard to such limits. Subject to and without limiting the foregoing, the Borrower specifically agrees to pay the Administrative Agent’s then standard charges for each day that an employee of the Administrative Agent or its Affiliates is engaged in any examination activities.
6.02    Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made that are sufficient to prepare financial statements in accordance with GAAP; and furnish to the Administrative Agent (for distribution to the Lenders in accordance with customary practice):
(a)    as soon as available, and in any event within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ended on or about October 1, 2022), a balance sheet as of the end of such Fiscal Year and the related statements of income, cash flow and stockholders’ equity for such Fiscal Year, on a consolidated basis for the Borrower and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to going concern or scope of audit and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards in the United States) by a firm of independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent (it being understood that PricewaterhouseCoopers LLP is acceptable to the Administrative Agent), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;
(b)    as soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters in any Fiscal Year (commencing with the Fiscal Quarter ended on or about

86

December 31, 2022), an unaudited balance sheet as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for the Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of the Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for the Borrower and its Subsidiaries for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes;
(c)    concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by the Administrative Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer or treasurer of the Borrower;
(d)    concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to the Borrower by its accountants in connection with such financial statements;
(e)    not later than 75 days after the end of each Fiscal Year, projections of the Borrower’s consolidated balance sheets, results of operations and cash flow for the next Fiscal Year, quarter by quarter;
(f)    [reserved];
(g)    promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Loan Party has made generally available to its shareholders; and copies of any regular, periodic and special reports or registration statements or prospectuses that any Loan Party files with the SEC or any other Governmental Authority, or any securities exchange (excluding listing applications and other routine reports filed with any securities exchange);
(h)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and, to the extent applicable, the Beneficial Ownership Regulation; and
(i)    such other reports and information (financial or otherwise) as the Administrative Agent may request from time to time in connection with any Collateral or the Borrower’s, any Subsidiary’s or other Loan Party’s financial condition or business.
Documents required to be delivered pursuant to Section 6.02(a), Section 6.02(b) or Section 6.02(g) (to the extent such documents are included in materials otherwise filed with the SEC) may be delivered electronically, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and, upon request, shall deliver paper copies of such documents to (i) the Administrative Agent and (ii) any Lender.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have

87

personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03    Notices. Notify the Administrative Agent (for distribution to the Lenders) in writing, promptly after any Senior Officer or other executive officer of the Borrower obtaining knowledge thereof, of any of the following that affects a Loan Party:
(a)    the non-frivolous threat in writing or commencement of any proceeding or investigation, whether or not covered by insurance, that if adversely determined could reasonably be expected to have a Material Adverse Effect;
(b)    any pending or threatened in writing labor dispute, strike or walkout, or the expiration of any material labor contract, in each case involving employees of a Loan Party or any of its Subsidiaries and that could reasonably be expected to have a Material Adverse Effect;
(c)    any default under or termination (other than at the end of its term in accordance with such Material Contract) of a Material Contract that could reasonably be expected to have a Material Adverse Effect;
(d)    the existence of any Default or Event of Default;
(e)    any judgment in an amount exceeding $50,000,000;
(f)    the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect;
(g)    any notice of violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) given by any Governmental Authority to the Borrower or any Loan Party, if an adverse resolution could reasonably be expected to have a Material Adverse Effect;
(h)    the occurrence of any ERISA Event in an amount exceeding $25,000,000 or similar occurrence in respect of a Foreign Plan;
(i)    [reserved];
(j)    the discharge of or any withdrawal or resignation by the Borrower’s independent accountants or any material change in accounting treatment or reporting practices other than those

88

disclosed in the Borrower’s Current Report on Form 8-K, Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the SEC;
(k)    at any time during a Collateral Release Period, any announcement by Moody’s or S&P of any change in or loss of, or any possible change in or loss of, the Moody’s Rating or the S&P Rating; or
(l)    to the extent applicable, of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.
6.04    Use of Proceeds. Use the proceeds of all Credit Extensions for working capital, capital expenditures and other lawful general corporate purposes not in contravention of any Law or of any Loan Document.
6.05    Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and laws regarding collection, payment and remittance of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with applicable Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.
6.06    Taxes. Pay, remit and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested; provided that Taxes that are determined to have been due as a result of a subsequent audit notwithstanding a good faith determination by the Loan Parties that such Taxes were not payable at the time such Taxes are determined to have been due shall not be deemed to be delinquent for purposes of this Section 6.06 so long as such Taxes are paid and discharged promptly following the auditor’s determination that the Taxes were due, unless such determination is being Properly Contested.
6.07    Insurance. In addition to the insurance required under any Security Document with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by the Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned) reasonably satisfactory to the Administrative Agent, (a) with respect to the Properties and business of the Borrower and its Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.
6.08    Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.
6.09    Covenant to Guarantee Obligations and Give Security.
(a)    Additional Domestic Subsidiaries. Promptly (and, in any event, within thirty (30) days, as such time period may be extended by the Administrative Agent in its sole discretion) after (i) the creation or Acquisition of any Domestic Subsidiary (other than an Excluded Subsidiary or an Insignificant Subsidiary) (including, without limitation, upon the formation of any Subsidiary that is a

89

Division Successor that is not an Excluded Subsidiary or an Insignificant Subsidiary), (ii) a Domestic Subsidiary (other than an Excluded Subsidiary) ceases to be an Insignificant Subsidiary or (iii) the date any Person otherwise qualifies as a Domestic Subsidiary (other than an Excluded Subsidiary or an Insignificant Subsidiary), in each case, cause such Person to (A) become a Guarantor by delivering to the Administrative Agent a duly executed Guaranty Joinder Agreement or such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose, (B) except during a Collateral Release Period, grant a security interest in all Collateral (subject to the exceptions specified in the applicable Security Documents) owned by such Subsidiary by delivering to the Administrative Agent a duly executed Security Joinder Agreement, Pledge Joinder Agreement or such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose and comply with the terms of each applicable Security Document, (C) deliver to the Administrative Agent such opinions, certificates and other documents referred to in Section 4.01 with respect to such Domestic Subsidiary as may be reasonably requested by the Administrative Agent, (D) except during a Collateral Release Period, deliver to the Administrative Agent original certificates evidencing the Equity Interests of such Domestic Subsidiary and the Equity Interests of any other Subsidiaries held by such Domestic Subsidiary and required to be pledged pursuant to the Loan Documents, together with appropriate undated stock or other transfer powers for each certificate duly executed in blank by the registered owner thereof, and (E) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent in connection with such Person becoming a Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)    Additional Foreign Subsidiaries. If a Collateral Period is in effect, promptly (and, in any event, within thirty (30) days, as such time period may be extended by the Administrative Agent in its sole discretion) after any Person becomes a First Tier Foreign Subsidiary or a FSHCO owned by any Loan Party, cause (i) the applicable Loan Party to deliver to the Administrative Agent a Pledge Joinder Agreement or Pledge Agreement Supplement, as applicable, pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary or FSHCO, as applicable, and such original certificates evidencing such Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof, and (ii) such Person to deliver to the Administrative Agent such other legal opinions and documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary in this Agreement or any Loan Document, no Loan Party shall be required to take any action to perfect the security interest in the pledged Equity Interests under the law of any jurisdiction outside of the United States of America.
6.10    Existence. Except as otherwise permitted hereunder, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Loan Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.
6.11    Further Assurances. At any time or from time to time upon the request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and, except during a Collateral Release Period, are secured by the Collateral of the Loan Parties. Notwithstanding

90

anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to require any Loan Party to execute and deliver documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and, except during a Collateral Release Period, as the Administrative Agent shall deem necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority lien (subject only to Permitted Liens) on any Collateral not otherwise required hereunder, except to the extent such requirements are prohibited by other agreements binding on such Loan Party or illegal under Applicable Law, and no reasonable alternative structure can be devised having substantially the same effect as such actions that would not be prohibited or illegal under Applicable Law.
6.12    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including all lawful material claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves to the extent required in accordance with GAAP are being maintained by the Borrower or such Subsidiary.
6.13    Maintenance of Properties. (a) Maintain, preserve and protect all of their respective material Properties and Equipment necessary to the operation of their respective businesses in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof; in each of the foregoing clauses (a) and (b), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.14    Compliance with Material Contracts. Perform and observe all of the terms and conditions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, and enforce each such Material Contract in accordance with its terms, except, in each case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
6.15    Post-Closing Matters. By October 31, 2022 (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, insurance endorsements and certificates evidencing the insurance required to be maintained by the Security Documents and Section 6.07.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent obligations for which no claim has been made and (ii) obligations and liabilities under Bank Products) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made) shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:
7.01    Permitted Debt. Create, incur, Guarantee or suffer to exist any Debt, except:
(a)    the Obligations;
(b)    Subordinated Debt;

91

(c)    Permitted Purchase Money Debt;
(d)    Debt (other than the Obligations and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date or permitted to be drawn pursuant to commitments existing on the Closing Date (as such commitments may be extended or renewed from time to time; provided that the amount of such commitments is not increased and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such extension or renewal) and, in each case, listed on Schedule 7.01 to the Disclosure Letter (and other Debt of the Borrower or any Subsidiary existing on the Closing Date in an aggregate principal amount not to exceed $5,000,000);
(e)    (i) Hedging Agreements entered into by any Loan Party or Subsidiary and (ii) Debt arising under any Permitted Call Spread Swap Agreement;
(f)    Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by the Borrower or a Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and all such Debt incurred pursuant to this clause (f) does not exceed $50,000,000 in an aggregate principal amount at any time outstanding;
(g)    Permitted Contingent Obligations;
(h)    Refinancing Debt as long as each Refinancing Condition is satisfied;
(i)    (i) Intercompany Debt of any Loan Party payable to another Loan Party or a Non- Guarantor Subsidiary, provided that, simultaneously with the incurrence of such Debt, the Borrower shall cause (A) all such Intercompany Debt to be unsecured and (B) all such Intercompany Debt of any Loan Party to be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Interco Subordination Agreement; (ii) Intercompany Debt of any Non-Guarantor Subsidiary payable to any Loan Party, provided, that (A) the aggregate outstanding principal amount of such Debt (exclusive of Debt listed on Schedule 7.01 to the Disclosure Letter, together with any refinancing of such Intercompany Debt listed on Schedule 7.01 so long as each Refinancing Condition is satisfied) shall not exceed the greater of (1) $50,000,000 and (2) 5% of Consolidated Tangible Assets and (B) simultaneously with the incurrence of such Debt the Borrower shall cause all such Intercompany Debt to be unsecured; (iii) Intercompany Debt of any Non-Guarantor Subsidiary payable to any other Non- Guarantor Subsidiary; and (iv) Intercompany Debt outstanding on the date hereof and listed on Schedule
7.01 to the Disclosure Letter (including any extensions, replacements, refinancings, amendments, and amendment and restatements thereof, so long as the principal amount of such Intercompany Debt is not increased and the direct or any contingent obligor with respect thereto is not changed); provided that all such Intercompany Debt of any Loan Party shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Interco Subordination Agreement;
(j)    Guarantees in the Ordinary Course of Business of the obligations owed to or of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;
(k)    (i) unsecured Guarantees by a Loan Party of Debt of another Loan Party or Guarantees by a Subsidiary of Debt of the Borrower or a Loan Party with respect, in each case, to Debt otherwise permitted to be incurred pursuant to this Section 7.01, (ii) unsecured Guarantees by a Loan Party of Debt of a Non-Guarantor Subsidiary (A) which Debt of Non-Guarantor Subsidiaries exists on the Closing Date and is listed on Schedule 7.01 to the Disclosure Letter and (B) in an aggregate principal amount not to exceed at any time outstanding $50,000,000 in the case of Debt incurred after the Closing Date, and (iii)

92

Guarantees by any Non-Guarantor Subsidiary of Debt of any other Non-Guarantor Subsidiary permitted to be incurred pursuant to this Section 7.01;
(l)    Debt with respect to Capital Leases entered into after the Closing Date in an aggregate principal amount not to exceed at any time outstanding $100,000,000 plus any amount permitted by and not utilized pursuant to Section 7.01(c), but in no event shall the aggregate outstanding principal amount of Debt under this Section 7.01(l) and Section 7.01(c) exceed at any time $200,000,000; provided that the sum of the amount of Debt of Foreign Subsidiaries under either such Section guaranteed by a Loan Party and the amount of Debt under Section 7.01(k)(ii) shall not exceed $200,000,000;
(m)    Debt secured solely by the Corporate Head Office Campus in a principal amount not to exceed the greater of (a) $75,000,000 and (b) the fair market value of the Corporate Head Office Campus;
(n)    Debt of Foreign Subsidiaries in an aggregate principal amount not to exceed at any time outstanding 10% of Consolidated Tangible Assets;
(o)    reimbursement obligations in respect of letters of credit, bank guaranties and banker’s acceptances and obligations in respect of performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature in an aggregate face amount not to exceed $50,000,000 at any time;
(p)    customary indemnification obligations pursuant to factoring or similar arrangements permitted under Section 7.05(e) or Section 7.05(f) hereof;
(q)    Debt incurred by the Borrower or any Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earnouts or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;
(r)    Debt of any Loan Party or any Domestic Subsidiary to any Person other than a Loan Party or a Subsidiary that is not included in any of the preceding clauses of this Section, so long as at the time the original principal amount of such Debt is incurred and after giving Pro Forma Effect thereto, the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.16, and any Guarantees by any Loan Party or any Domestic Subsidiary in respect of such Debt;
(s)    [reserved];
(t)    Debt of any Securitization Subsidiary in respect of any Permitted Securitization Facility and any indemnity in respect thereof described in clause (b) of the definition of “Permitted Securitization Facility”;
(u)    Debt arising as a result of, or pursuant to, Cash Management Agreements (entered into in the Ordinary Course of Business) and other Debt arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the Ordinary Course of Business; and
(v)    Debt of the Borrower or any Subsidiary so long as at the time the original principal amount of such Debt is incurred and after giving Pro Forma Effect thereto, the Consolidated Leverage Ratio would be no greater than 2.50 to 1.00, and any Guarantees by the Borrower or any Subsidiary in respect of such Debt.

93

7.02    Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a)    Liens in favor of the Administrative Agent;
(b)    Purchase Money Liens securing Permitted Purchase Money Debt and Liens securing Debt permitted under Section 7.01(l);
(c)    Liens for Taxes not yet due or being Properly Contested;
(d)    statutory, common law or contractual Liens of landlords, creditor depository institutions or institutions holding securities accounts (including rights of set-off or similar rights and remedies), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and
(ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of the Borrower or any Subsidiary;
(e)    Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Debt), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts or arising in connection with grants from any Governmental Authority;
(f)    Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
(g)    Liens arising by virtue of a judgment or judicial order against the Borrower or any Subsidiary, or any Property of the Borrower not constituting an Event of Default under Section 8.01(g), provided that such Liens are (i) in existence for less than 20 days or being Properly Contested, and (ii) at all times junior to the Administrative Agent’s Liens;
(h)    easements, rights-of-way, servitudes, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere in any material respect with the Ordinary Course of Business;
(i)    Liens of a collecting bank on Payment Items in the course of collection;
(j)    any interest or title of a lessor or sublessor under any lease of real estate not prohibited hereby;
(k)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(l)    purported Liens evidenced by the filing of precautionary UCC or PPSA financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business;
(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

94

(n)    any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(o)    licenses or sublicenses of patents, trademarks, copyrights and other Intellectual Property rights granted by the Borrower or any of its Subsidiaries in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary;
(p)    Liens described in Schedule 7.02 to the Disclosure Letter (or other non-material Liens of the Borrower and its Subsidiaries existing on the Closing Date and not described in such Schedule securing obligations in an aggregate principal amount not to exceed at any time $2,000,000) and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby constitutes Refinancing Debt that satisfies each Refinancing Condition;
(q)    Liens securing Debt permitted pursuant to Section 7.01(m); provided, any such Lien shall encumber only the Corporate Head Office Campus and such other property relating thereto as is normally described in a mortgage or deed of trust;
(r)    Liens encumbering assets of Foreign Subsidiaries securing Debt permitted pursuant to Section 7.01(n) or other obligations not permitted hereby in an aggregate principal amount for all such Debt and other obligations not to exceed at any time outstanding 10% of Consolidated Tangible Assets; provided that if such Lien is granted or created during a Collateral Release Period, the aggregate principal amount for all such Debt and other obligations combined with amounts permitted under Section 7.02(bb) shall not at the time such Lien is granted or created exceed at any time outstanding 10% of Consolidated Tangible Assets and such Lien shall continue to be permitted for all purposes hereunder and under the Loan Documents if such Collateral Release Period subsequently terminates;
(s)    Liens securing the performance or return-of-money bonds, surety or appeal bonds, letters of credit, bank guarantees, banker’s acceptances and other obligations of a like nature and incurred in the Ordinary Course of Business in an aggregate amount permitted under Section 7.01(o);
(t)    Liens on Property at the time the Borrower or any Subsidiary acquired such Property in a transaction permitted by Section 7.04, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Subsidiary; provided, however, that such Lien may not extend to any other Property of the Borrower or any Subsidiary; provided further that such Liens shall not have been created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Borrower or any Subsidiary;
(u)    Liens on the Property of a Person existing at the time such Person becomes a Subsidiary of the Borrower in a transaction permitted by Section 7.04; provided, however that any such Lien may not extend to any other Property of the Borrower or any other Subsidiary that is not a direct Subsidiary of such Person; provided further that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Borrower;
(v)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of bankers’ acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

95

(w)    Liens arising under consignment or similar arrangements for the sale of goods in the Ordinary Course of Business;
(x)    Liens on insurance proceeds securing the payment of financed insurance premiums;
(y)    leases or subleases granted to others in the Ordinary Course of Business which do not interfere in any material respect with the business operations of the Borrower and its Subsidiaries taken as a whole;
(z)    customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Debt permitted by Section 7.01 is issued;
(aa) the interest of a purchaser (or an agent for such purchaser) of receivables and Related Assets sold pursuant to any factoring or similar arrangement referred to in Section 7.05(e) or Section 7.05(f) acquired pursuant to such other factoring or similar arrangement;
(bb) other Liens on assets, other than Collateral and any Real Estate, securing Debt or other obligations in an aggregate amount not to exceed, (i) for all such Liens incurred during a Collateral Period, $10,000,000 at any time outstanding and (ii) for all such Liens incurred during a Collateral Release Period, combined with amounts permitted under Section 7.02(r), 10% of Consolidated Tangible Assets at the time outstanding and tested at the time any such Lien is granted or created, it being understood that any such Lien shall continue to be permitted for all purposes hereunder and under the Loan Documents if such Collateral Release Period subsequently terminates;
(cc) deposits made (and the Liens thereon) in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation;
(dd)    [reserved];
(ee) customary encumbrances or restrictions (including put and call arrangements) with respect to the Equity Interests of any joint venture in favor of the other parties to such joint venture;
(ff)    [reserved];
(gg) Liens on Related Assets of a Securitization Subsidiary in connection with the sale or financing of such Related Assets pursuant to a Permitted Securitization Facility;
(hh) Liens on assets securing Debt permitted by Section 7.01(v) so long as, in the case of Liens on the Collateral, such Liens are subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; and
(ii) licenses of Intellectual Property to the Sanmina India Joint Venture pursuant to Sanmina India Joint Venture Documents and not interfering in any material respect with the ordinary conduct of business of the Borrower and its Subsidiaries.
7.03    Distributions; Upstream Payments.
(a)    Declare or make any Distributions, other than:

96

(i)    Distributions, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) after giving Pro Forma Effect thereto, the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.16;
(ii)    Upstream Payments;
(iii)    acquisitions of Equity Interests of the Borrower in connection with the exercise of stock options, restricted stock units or stock appreciation rights by way of cashless exercise or Distributions in connection with the satisfaction of withholding tax obligations;
(iv)    purchases or payments in lieu of fractional shares of the Equity Interests of the Borrower arising out of stock dividends, splits or combinations, business combinations or conversion or exercise of convertible securities (including Convertible Debt Securities), options or warrants;
(v)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, purchases, repurchases, redemptions, defeasances, acquisitions or retirements for value of (A) Equity Interests of the Borrower or any of its Subsidiaries from any officer, director, employee or consultant of the Borrower or its Subsidiaries in an aggregate amount not to exceed $10,000,000 during any year and (B) any non-cash rights distributed in connection with any stockholder rights plan;
(vi)    in connection with any acquisition permitted pursuant to Section 7.04, (A) receive or accept the return to the Borrower or any of its Subsidiaries of Equity Interests of the Borrower or any of its Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of purchase price adjustments or (B) make payments or distributions to dissenting stockholders pursuant to Applicable Law;
(vii)    payments or distributions to dissenting stockholders pursuant to Applicable Law;
(viii)    the Borrower may enter into, terminate, exercise its rights and perform its obligations under Permitted Call Spread Swap Agreements;
(ix)    the Borrower may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issuance of its Equity Interests; and
(x)    the Borrower may repurchase Equity Interests pursuant to any structured share purchase arrangement (including, without limitation, through any accelerated stock repurchase, prepaid put option or other similar equity derivative transaction) so long as at the time such purchase arrangement is entered into (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) after giving Pro Forma Effect thereto, the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.16.
(b)    Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions (i) under the Loan Documents, (ii) permitted under Section 7.11, (iii) under Applicable Law or (iv) in effect on the Closing Date as shown on Schedule 5.13 to the Disclosure Letter.
7.04    Restricted Investments. Make any Investment, except:

97

(a)    (i) equity Investments in Foreign Subsidiaries to the minimum extent required to comply with the local minimum capitalization requirements of foreign jurisdictions and (ii) conversions of Intercompany Debt between any Loan Party and Foreign Subsidiary into equity not to exceed, when taken together with all Investments outstanding pursuant to Section 7.04(b)(iii), an aggregate amount equal to the greater of (x) $50,000,000 and (y) 10% of Consolidated Total Assets;
(b)    (i) equity investments owned as of the Closing Date in any Subsidiary, (ii) Investments made after the Closing Date by a Loan Party in any other Loan Party, (iii) Investments made by any Loan Party in any Non-Guarantor Subsidiary not to exceed (at the time such Investment is made), when taken together with all conversions of Intercompany Debt made pursuant to Section 7.04(a)(ii), an aggregate amount equal to the greater of (x) $50,000,000 and (y) 10% of Consolidated Total Assets and (iv) Investments from a Non-Guarantor Subsidiary into another Non-Guarantor Subsidiary;
(c)    Investments (i) in any Equity Interests or other securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors (whether in connection with a foreclosure, bankruptcy, workout, judgment or otherwise) and (ii) deposits, prepayments and other credits to suppliers made in the Ordinary Course of Business;
(d)    Consolidated Capital Expenditures;
(e)    loans and advances to employees, officers and directors of the Borrower and its Subsidiaries made in the Ordinary Course of Business and to the extent permitted by the Sarbanes-Oxley Act of 2002, in an aggregate principal amount at any time outstanding not to exceed $10,000,000 in the aggregate;
(f)    Intercompany Debt permitted by Section 7.01;
(g)    Investments described in Schedule 7.04 to the Disclosure Letter;
(h)    the Borrower and its Subsidiaries may enter into, terminate and perform their respective obligations under (i) Hedging Agreements permitted hereunder and entered into in the Ordinary Course of Business and (ii) Permitted Call Spread Swap Agreements;
(i)    Investments consisting of extensions of credit in the nature of accounts receivable, prepaid royalties or expenses or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business, or lease, utility, workers compensation, performance or similar deposits arising in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary to prevent or limit loss;
(j)    guaranty and similar obligations permitted by Section 7.01;
(k)    commission, entertainment, relocation, payroll, travel, indemnity and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business;
(l)    Investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other Investments held by the Borrower or such Subsidiary in connection with or as a result of bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or (ii) as a result

98

of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(m)    Investments representing the non-cash portion of the consideration received in connection with any issuance of Equity Interests by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower not prohibited hereunder;
(n)    equity Investments in Subsidiaries solely to the extent made to effect transactions permitted pursuant to Section 7.05(d) hereof;
(o)    Investments constituting or made in connection with Permitted Acquisitions, so long as
(i) no Default or Event of Default exists or would result therefrom and (ii) after giving Pro Forma Effect thereto, the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.16;
(p)    Permitted Pool Transactions;
(q)    Investments of any Person that becomes a Subsidiary after the Closing Date, as long as such Investments were not made in contemplation of such Person becoming a Subsidiary and such Investments existed at the time that such Person became a Subsidiary, and the aggregate amount of all such Investments incurred pursuant to this clause (q) does not exceed $50,000,000 at any time;
(r)    Investments that consist of or result from any merger or consolidation permitted by Section 7.07;
(s)    cash and Cash Equivalents; provided that if such cash and Cash Equivalents are owned by a Loan Party, such cash and Cash Equivalents are subject to the Administrative Agent’s Lien and control to the extent required by the Security Documents, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent;
(t)    Investments made in accordance with the Borrower’s investment policy, as approved by the Board of Directors of the Borrower (or a committee thereof) and as in effect from time to time;
(u)    Investments, other than Investments by any Loan Party in any Non-Guarantor Subsidiary of the Borrower, in an aggregate amount not to exceed at any time outstanding $50,000,000;
(v)    Investments in the Sanmina India Joint Venture in connection with the consummation of the transactions contemplated by Sanmina India Joint Venture Documents on or before the later to occur of (i) the Long Stop Date as defined in the SSPA, (ii) the Closing as defined in the SSPA, (iii) the termination of the SSPA and (iv) 18 months after the Execution Date as defined in the SSPA;
(w)    Investments pursuant to the exercise of put and call obligations under the Sanmina India Joint Venture Documents; and
(x)    Additional Investments in the Sanmina India Joint Venture in an aggregate amount not to exceed $50,000,000, so long as (i) no Default or Event of Default exists or would result therefrom and (ii) after giving Pro Forma Effect thereto, the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.16.
provided that in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Distribution not otherwise permitted under the terms of Section 7.03. For purposes of determining compliance with the provisions of this Section 7.04, equity Investments made by the

99

Borrower or any of its Subsidiaries (the “contributor”) in any Subsidiary that are effected pursuant to one or more equity contributions made contemporaneously or in prompt succession by the contributor and/or any of its Subsidiaries shall be deemed one Investment by the contributor.
7.05    Disposition of Assets. Make any Asset Disposition, except:
(a)    a Permitted Asset Disposition;
(b)    Investments made in accordance with Section 7.04;
(c)    a sale, conveyance, lease, transfer or other disposition of Property by (i) a Subsidiary to a Loan Party, (ii) a Loan Party to another Loan Party, (iii) a Domestic Subsidiary that is a Non-Guarantor Subsidiary to the Borrower or any of its Subsidiaries and (iv) a Loan Party to a Domestic Subsidiary that is not a Loan Party to the extent that the gross fair market value of all such property and assets conveyed, sold, leased, transferred or otherwise disposed of during the term hereof pursuant to this clause (iv) shall not exceed an amount equal to $25,000,000;
(d)    all or any part of the business, property or assets of any Foreign Subsidiary of the Borrower may be conveyed, sold, leased, transferred or otherwise disposed of in one transaction or a series of transactions, (i) in the case of a Foreign Subsidiary that is a First Tier Foreign Subsidiary, (A) to any other First Tier Foreign Subsidiary (so long as such First Tier Foreign Subsidiary is owned by a Loan Party if the transferor is owned by a Loan Party) or any Loan Party and (B) to any non-First Tier Foreign Subsidiary or any First Tier Foreign Subsidiary not owned by a Loan Party to the extent only that the gross fair market value of all such property and assets conveyed, sold, leased, transferred or otherwise disposed of during the term hereof pursuant to this clause (B) to all other such Foreign Subsidiaries shall not exceed an amount equal to $100,000,000 in the aggregate, and (ii) in the case of any non-First Tier Foreign Subsidiary, to any other Subsidiary or any Loan Party (either directly or indirectly, including through any First Tier Foreign Subsidiary, pursuant to transactions occurring contemporaneously or in prompt succession involving another Subsidiary or the Borrower);
(e)    sales of receivables and Related Assets by any Loan Party pursuant to nonrecourse (other than limited, customary provisions for recourse) factoring or similar arrangements; provided that the cash consideration for any such sale shall be for an amount equal to at least 90% of the face amount of such receivables; and provided, further that the face amount of all receivables sold and outstanding at any time pursuant to this Section 7.05(e) together with the face amount of all receivables sold and outstanding at any time pursuant to Section 7.05(f) and Section 7.05(g) shall not exceed in the aggregate 50% of the total aggregate receivables of the Borrower and its Subsidiaries (measured as of the end of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 6.02); and provided, further that no Default or Event of Default exists or would result therefrom at the time of any such sale and the Borrower from time to time shall provide the Administrative Agent upon the Administrative Agent’s request with a current list of receivables that are sold pursuant to any such arrangement;
(f)    sales of receivables and Related Assets by any Non-Guarantor Subsidiary of the Borrower pursuant to nonrecourse (other than limited, customary provisions for recourse) factoring or similar arrangement; provided that (1) the face amount of all receivables sold and outstanding at any time pursuant to this Section 7.05(f) together with the face amount of all receivables sold and outstanding at any time pursuant to Section 7.05(e) and Section 7.05(g) shall not exceed in the aggregate 40% of the total aggregate receivables of the Borrower and its Subsidiaries (measured as of the end of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant

100

to Section 6.02) and (2) at the time of any such sale, no Default or Event of Default exists or would result therefrom;
(g)    sales of receivables and Related Assets by the Borrower or any Subsidiary to any Securitization Subsidiary; provided that (1) the face amount of all receivables sold and outstanding at any time pursuant to this Section 7.05(g) together with the face amount of all receivables sold and outstanding at any time pursuant to Section 7.05(e) and Section 7.05(f) shall not exceed in the aggregate 40% of the total aggregate receivables of the Borrower and its Subsidiaries (measured as of the end of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 6.02) and (2) at the time of any such sale, no Default or Event of Default exists or would result therefrom;
(h)    the sale, assignment or transfer of Intellectual Property assets by any Loan Party to any First Tier Foreign Subsidiary owned by a Loan Party with an aggregate value of up to $125,000,000;
(i)    sales of assets (whether or not such assets constitute Collateral pursuant to Section 10.21 or otherwise) after the Closing Date for fair market value and for aggregate consideration of less than
$100,000,000 during the term hereof;
(j)    the granting of Permitted Liens;
(k)    the licensing of Intellectual Property on commercially reasonable terms in the Ordinary Course of Business;
(l)    the sublease of facilities of the Borrower or any Subsidiary or the lease by the Borrower or any Subsidiary of facilities under any operating lease, in each case in the Ordinary Course of Business;
(m)    the sale of real property (including all buildings, fixtures or other improvements located thereon) comprising the Corporate Head Office Campus in connection with a sale and leaseback transaction;
(n)    sales of Real Estate owned by any Loan Party or any Subsidiary; provided that the aggregate consideration for all such sales does not exceed $250,000,000;
(o)    Permitted Pool Transactions;
(p)    Asset Dispositions of the Property listed on Schedule 7.05 to the Disclosure Letter;
(q)    Asset Dispositions in connection with transactions permitted by Section 7.03 or 7.07;
(r)    the issuance of directors’ qualifying shares and nominal shares issued to foreign nationals to the extent required by Applicable Law;
(s)    the sale or discount, in each case without recourse, of defaulted or past due account receivables arising in the Ordinary Course of Business and not undertaken as part of an accounts receivable financing transaction;
(t)    the termination or unwinding of Hedging Agreements or Permitted Call Spread Swap Agreements permitted hereunder pursuant to their terms;

101

(u)    Asset Dispositions in respect of fixed assets (which, for the avoidance of doubt, shall not include any intellectual property) to the extent that (i) such fixed assets are exchanged for credit against the purchase price of similar replacement fixed assets or (ii) the proceeds of such Asset Disposition are promptly applied to the purchase price of such replacement fixed assets;
(v)    Asset Dispositions of Sanmina-SCI India Private Limited in connection with the consummation of the Sanmina India Joint Venture Documents; and
(w)    Asset Dispositions pursuant to the exercise of put and call options under the Sanmina Joint Venture Documents.
7.06    Restrictions on Payment of Subordinated Debt. During any Collateral Period, make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt, except (a) regularly scheduled payments of principal, interest and fees and payments upon mandatory redemption or prepayment, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of the Borrower shall certify to the Administrative Agent, not less than five Business Days prior to the date of payment (or such later date as may be agreed by the Administrative Agent), that all conditions under such agreement have been satisfied) and (b) payments of Intercompany Debt so long as such payment is not prohibited by the Interco Subordination Agreement.
7.07    Fundamental Changes. (a) With respect to any Loan Party, change its name or conduct business under any fictitious name; change its tax or other organizational identification number; change its form or jurisdiction of organization or (b) with respect to the Borrower or any Subsidiary, merge, amalgamate, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions (including, in each case, pursuant to a Division), except in each case (i) for mergers, amalgamations or consolidations of a wholly- owned Subsidiary with another wholly-owned Subsidiary or into a Loan Party, (ii) any Non-Guarantor Subsidiary of the Borrower may be merged, consolidated or amalgamated with or into any other Non- Guarantor Subsidiary or be liquidated, wound up or dissolved; (iii) in connection with a Permitted Acquisition (including a “squeeze out” merger); and (iv) changes in its name, tax or other organizational identification number or form of jurisdiction of organization upon 30 days prior written notice to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent) and provided that as a result of any such change no Lien granted to the Administrative Agent hereunder ceases to be a valid, perfected Lien with the priority required hereunder.
7.08    Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender, an Arranger, Administrative Agent, an Issuing Lender, Swing Line Lender, or otherwise) of Sanctions.
7.09    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
7.10    Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP or Applicable Law and in accordance with Section 1.03; or change

102

its Fiscal Year; provided that any Subsidiary of the Borrower may change its fiscal year to coincide with the Borrower’s Fiscal Year.
7.11    Restrictive Agreements. Become a party to any Restrictive Agreement, other than restrictions (i) in agreements evidencing Debt permitted by Section 7.01(c) or Section 7.01(l) that impose restrictions on the property so acquired; (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and other agreements entered into in the Ordinary Course of Business; (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement; (iv) contained in agreements or documents evidencing Debt or other obligations permitted by Section 7.01(n) so long as any such encumbrance or restriction applies only to the Foreign Subsidiary issuing such Debt or other obligation and its Subsidiaries; (v) imposed on a Subsidiary and existing at the time it became a Subsidiary if such restrictions were not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Borrower and only to the extent applying to such Subsidiary; (vi) under or in connection with any joint venture agreements, partnership agreement, stock sale agreements and other similar agreements; provided that (A) any such agreements are entered into in the Ordinary Course of Business and in good faith, and (B) such restrictions are reasonably customary for such agreements; (vii) under any agreement, instrument or contract affecting property or a Person at the time such property or Person was acquired by the Borrower or any of its Subsidiaries, so long as such restriction relates solely to the property or Person so acquired and was not created in connection with or in anticipation of such acquisition; (viii) existing by virtue of, or arising under, applicable law, regulation, order, approval, license, permit, grant or similar restriction, in each case issued or imposed by a Governmental Authority; (ix) that result from any Refinancing Debt of Debt referred to in clause (iv), (v),
(vi) or (vii) of this Section 7.11; provided that the restrictions existing under or by reason of any such agreement, instrument or contract are not materially less favorable, taken as a whole, to the Lenders than those under the agreement evidencing the Debt being refinanced, replaced, renewed or extended; (x) customary subrogation waivers in guaranties permitted under this Agreement; (xi) contained in agreements or documents entered into in connection with sales of receivables and Related Assets permitted by Section 7.05(e), Section 7.05(f), Section 7.05(g) or any Permitted Securitization Facility;
(xii) specific property encumbered to secure payment of particular Debt or to be sold pursuant to an executed agreement with respect to a Disposition permitted under Section 7.05; (xiii) restrictions in agreements entered into in connection with the incurrence of Permitted Liens, to the extent they condition, prohibit or limit the ability of the Administrative Agent or the Lenders from obtaining a Lien only on the property, rights and assets subject to such Permitted Lien (but excluding any of the Collateral); (xiv) arising in connection with grants from any Governmental Authority; (xv) under any customary provisions with respect to cash or other deposit or net worth requirements under agreement, instruments or contracts entered into in the Ordinary Course of Business; (xvi) on cash or other deposits imposed by customers of the Borrower or any Subsidiary under contracts entered into in the Ordinary Course of Business; (xvii) existing on the Closing Date and set forth in Schedule 7.11 to the Disclosure Letter and any extension or renewal thereof so long as such extension or renewal does not expand the scope of such restrictions in any material respect; (xviii) in agreements, documents or instruments entered into by the Borrower or its Subsidiaries in connection with Subordinated Debt; and (xix) contained in the Sanmina India Joint Venture Documents with respect to Sanmina-SCI India Private Limited and Sanmina-SCI Technology India Private Limited or the pledge of the shares thereof.
7.12    Hedging Agreements. During any Collateral Period, enter into any Hedging Agreement, except (i) to hedge risks arising in the Ordinary Course of Business and not for speculative purposes and
(ii)    Permitted Call Spread Swap Agreements.

103

7.13    Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date or any Permitted Business, and in each case any activities incidental, or reasonably related, thereto.
7.14    Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except
(a) transactions contemplated or permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, benefit plans for officers and employees entered into or maintained and established in the Ordinary Course of Business, and loans and advances permitted by Section 7.04; (c) payment of customary directors’ fees and indemnities; (d) transactions between the Borrower and any of its Subsidiaries or between any Subsidiaries; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 7.14 to the Disclosure Letter; and (f) transactions with Affiliates upon fair and reasonable terms no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.
7.15    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
7.16    Financial Covenants.
(a)    Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date to be less than 3.00 to 1.00.
(b)    Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time on or after the Closing Date to be greater than 4.00 to 1.00.
7.17    Amendments of Organic Documents. During any Collateral Period, amend any of its Organic Documents, except for amendments that (a) do not affect (i) the Borrower or such Subsidiary’s right and authority to enter into and perform its obligations under the Loan Documents to which it is a party, (ii) the perfection of the Administrative Agent’s Lien in any of the Collateral or (iii) the authority and obligation of the Borrower or such Subsidiary to perform and pay the Obligations and (b) are not otherwise materially adverse to the rights and interests of the Administrative Agent or any Lender in any manner.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):
(a)    Non-Payment. Any Loan Party fails to (i) pay the principal of, or premium on, any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise); or (ii) pay any interest on any Loan or on any L/C Obligation or any fee or other amount due hereunder within two (2) Business Days after the date due;

104

(b)    Representations and Warranties. Any representation, warranty or other written statement of any Loan Party made in connection with any Loan Document or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(c)    Specific Covenants. Any Loan Party breaches or fails to perform any covenant contained in Section 6.01, 6.02 (other than clauses (a) and (b) thereof), 6.07, 6.11, 6.15, 10.21(b) or Article VII;
(d)    Other Defaults. Any Loan Party (i) breaches or fails to perform any covenant contained in Section 6.02(a) or Section 6.02(b) and such breach or failure is not cured within 15 days after a Senior Officer of any Loan Party has knowledge thereof or receives notice thereof from the Administrative Agent, whichever is sooner, or (ii) breaches or fails to perform any other covenant contained in any Loan Document (not covered by clause (a), (b), (c) or (d)(i) of this Section 8.01), and such breach or failure is not cured within 30 days after a Senior Officer any Loan Party has knowledge thereof or receives notice thereof from the Administrative Agent, whichever is sooner;
(e)    Invalidity of Loan Documents. A Guarantor repudiates, revokes or attempts to revoke the Guaranty (or its liabilities or obligations thereunder); any Loan Party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to the Administrative Agent; or any Loan Document or Guaranty ceases to be in full force or effect for any reason or any Lien ceases to be a valid, perfected Lien with the priority required hereunder (in each case other than as expressly permitted hereby or pursuant to a waiver or release by the Administrative Agent and the Lenders);
(f)    Cross-Default. Any breach or default of any Loan Party or any Subsidiary occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $75,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach, or failure to pay the principal of any such Debt at its final stated maturity (it being understood that the amount of Debt in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Agreement were terminated at such time); provided that this clause (f) shall not apply to (i) Debt secured by a Permitted Lien that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt in a sale or transfer permitted under this Agreement, so long as such Debt is repaid when required under the documents providing for such Debt, (ii) any redemption, repurchase, conversion or settlement of any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or
(iii)    any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement not resulting from an event of default thereunder;
(g)    Judgments. Any judgment or order for the payment of money is entered against any Loan Party or any Subsidiary in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Loan Parties and Subsidiaries, $75,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless, in each case, no later than 60 days after the entry thereof, a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, or such judgment is satisfied, discharged, vacated or bonded;
(h)    Interruption of Business; Voluntary Dissolution, Etc. The Borrower and its Subsidiaries, taken as a whole, are enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business for any material period of time; there is a cessation of any material part of the business of the Borrower and its Subsidiaries, taken as a whole for a material period of time; any material portion of the Collateral of any Loan Party is taken or impaired through

105

condemnation; except as expressly permitted under any Loan Document, any Subsidiary agrees to or commences any liquidation, dissolution or winding up of its affairs;
(i)    Insolvency Proceedings, Etc. An Insolvency Proceeding is commenced by any Loan Party or any Subsidiary (except an Insignificant Subsidiary); any Loan Party or any Subsidiary (except an Insignificant Subsidiary) makes an offer of settlement, extension, arrangement, proposal (or notice of intention to make a proposal) or composition to its unsecured creditors generally; a trustee, receiver, interim receiver, receiver-manager, monitor or similar official or custodian is appointed to take possession of any substantial Property of or to operate any of the business of any Loan Party or any Subsidiary (except an Insignificant Subsidiary); or an Insolvency Proceeding is commenced against any Loan Party or any Subsidiary (except an Insignificant Subsidiary) and such Loan Party or such Subsidiary consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by such Loan Party or such Subsidiary, the proceeding is not dismissed within 60 days after filing or institution, or an order for relief is entered in the proceeding; or any Loan Party or any Subsidiary (except an Insignificant Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;
(j)    ERISA. An ERISA Event (excluding a “standard termination” of a Pension Plan, within the meaning of Title IV of ERISA, or any contributions to a Pension Plan required to complete a standard termination of the Pension Plan) occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of any Loan Party to a Pension Plan, Multiemployer Plan or PBGC in excess of $40,000,000, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; any Loan Party or ERISA Affiliate fails to pay when due any installment payment in excess of $5,000,000 with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;
(k)    Change of Control. There occurs any Change of Control; or
(l)    Collateral Documents. Subject to Section 10.21, any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.09 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of any Issuing Lender to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

106

(d)    exercise on behalf of itself, the Lenders and the Issuing Lenders all rights and remedies available to it, the Lenders and the Issuing Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any Issuing Lender to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations arising under the Loan Documents constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Lenders (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lenders arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Bank Products, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the applicable Issuing Lenders, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and
2.15; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law;
provided that Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

107

Subject to Sections 2.03 and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Bank Products shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01    Appointment and Authority. (a) Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each of the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)    Each of the Lenders hereby (a) agrees to be bound by the terms of any Zephyr Financing Intercreditor Agreement entered into in connection with this Agreement, and (b) authorizes and directs the Administrative Agent to enter into any Zephyr Financing Intercreditor Agreement on behalf of all the Lenders, to perform its obligations thereunder and to deliver and accept notices thereunder on behalf of the Lenders.

108

9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained by or in the possession of, the Administrative Agent, Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)    shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or any Issuing Lender; and
(e)    shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D)

109

the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub- agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date, (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall

110

continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and
(b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(c)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swing Line Lender. If Bank of America resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by Bank of America and outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor Issuing Lender or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swing Line Lender, as applicable, (b) the retiring Issuing Lender and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent, the Arrangers and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or each Issuing Lender as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Lender represents to the

111

Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the arranger(s), bookrunner(s), co-syndication agent(s) or co-documentation agent(s) listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.
9.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

112

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Lender or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles; provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters. Without limiting the provision of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge

113

Bank) and each of the Issuing Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent obligations for which no claim has been made and (B) obligations and liabilities under Bank Products) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) if approved, authorized or ratified in writing in accordance with Section 10.01, or (iv) upon any Collateral Release Event as provided herein or pursuant to the Security Documents;
(b)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and
(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Purchase Money Lien or holder of Debt permitted under Section 7.01(l) on such property that is permitted by Section 7.02(b).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Bank Products. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Bank Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

114

9.12    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) clause (i) in the immediately preceding subsection (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding subsection (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender

115

Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X
~~MISCELLANENOUS~~MISCELLANEOUS
10.01    Amendments, Etc. Subject to Section 3.03 and except as otherwise expressly provided herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged and agreed by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, on the Closing Date, Section 4.02, without the written consent of each Lender;
(b)    without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as applicable;
(c)    extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender affected thereby;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any interest, fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)    change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or the order of application of payments required thereby without the written consent of

116

each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(a) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;
(g)    change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or “Required Class Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility;
(h)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender (other than pursuant to Section 10.21(a));
(i)    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
(j)    without the prior written consent of each Lender directly affected thereby, subordinate, or have the effect of subordinating, the Obligations hereunder to any other Debt or other obligation;
(k)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders; or
(l)    directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class without the written consent of the applicable Required Class Lenders;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lenders in addition to the Lenders required above, affect the rights or duties of the Issuing Lenders under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended and the maturity date of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender

117

that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
10.02    Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, the Administrative Agent, Bank of America in its capacity as an Issuing Lender or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender or Issuing Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the Issuing Lenders or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other

118

written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.    NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the
Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any other Loan Party, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent, the Issuing Lenders and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Lenders and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, Issuing Lenders and Lenders. The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting

119

from the reliance in good faith by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any Issuing Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the Issuing Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or
(d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay
(i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of McGuireWoods LLP, as counsel to the Administrative Agent, one local counsel, as necessary, in each appropriate jurisdiction and one specialty counsel for each relevant specialty), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the documented fees, charges and disbursements of one firm of counsel for the Administrative Agent, the Lenders and the Issuing Lenders, taken as a whole, one local counsel, as necessary, in each appropriate jurisdiction, one specialty counsel for each relevant specialty and, solely in the case of an actual or perceived conflict of interest, of another firm of counsel for each such affected Person; provided that, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated (taken as a whole)) in connection with the enforcement or protection of its rights (A) in

120

connection with this Agreement and the other Loan Documents, including its rights under this Section, or
(B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for the Indemnitees, taken as a whole, one local counsel, as necessary, in each appropriate jurisdiction, one specialty counsel for each relevant specialty and, solely in the case of an actual or perceived conflict of interest, of another firm of counsel for each such affected Indemnitee; provided that, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated (taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub- agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Environmental Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a breach in bad faith by such Indemnitee of its obligations under this Agreement or (ii) arise out of any investigation, litigation or proceeding (or preparation of a defense in connection therewith) solely between or among Indemnitees not arising from any act or omission by the Borrower or any of its Subsidiaries or Affiliates (other than any proceeding against any Indemnitee in its capacity or fulfilling its role as the Administrative Agent, an Arranger, arranger, bookrunner, syndication agent, documentation agent or similar role, or the Swing Line Lender or an Issuing Lender, in its capacity as such). Without limiting the provisions of Section 3.01, this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable Issuing Lender, the Swing Line Lender or such Related Party, as

121

the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable Issuing Lender or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, any Issuing Lender and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Issuing Lender or any Lender, or the Administrative Agent, any Issuing Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the Issuing Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer

122

any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) (and any other attempted assignment or transfer by any party hereto shall be null and void) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans (in each case with respect to any Facility) at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than
$5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or
$1,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is

123

continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the consents of each Issuing Lender and the consent of the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 payable by the assigning Lender; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lender or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

124

(vii)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and
10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to

125

subsection (b) of this Section (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section
3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Resignation as an Issuing Lender or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, (i) if at any time Bank of America assigns all of its Commitment and Loans pursuant to Section 10.06(b), Bank of America may, (A) upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Lender and/or (B) upon 30 days’ notice to the Borrower, resign as Swing Line Lender, and (ii) if at any time any other Lender acting as an Issuing Lender assigns all of its Commitment and Loans pursuant to Section 10.06(b), such Lender may, upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Lender. In the event of any such resignation as an Issuing Lender or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an Issuing Lender or Swing Line Lender, as the case may be, or any other Lender as an Issuing Lender. If Bank of America or any other Lender resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(f)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation,

126

including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Issuing Lender and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swing Line Lender, as the case may be, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or such other retiring Issuing Lender, as the case may be, to effectively assume the obligations of Bank of America or such other retiring Issuing Lender, as the case may be, with respect to such Letters of Credit issued by it.
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with this Section
10.07) and its auditors, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Administrative Agent, the Lender or the Issuing Lender, as applicable, shall use commercially reasonable efforts to promptly notify the Borrower to the extent permitted by Applicable Law), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, the Lender or the Issuing Lender, as applicable, shall use commercially reasonable efforts to promptly notify the Borrower to the extent permitted by Applicable Law), (d) to any other party hereto, (e) to the extent necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a non- confidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 10.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its

127

obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the Issuing Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof

128

that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and
(b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lenders or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section
3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with Applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

129

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, (i) any Lender that acts as an Issuing Lender may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Lender or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Lender) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
10.14    GOVERNING LAW; JURISDICTION; ETC.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE

130

ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE.    THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Arranger, nor any Issuing Lender, nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents;

131

and (iii) the Administrative Agent, the Arrangers, the Issuing Lenders, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, nor any Arranger, nor any Issuing Lender, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, any Issuing Lender or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, any Issuing Lender nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, any Issuing Lender and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
Neither the Administrative Agent, any Issuing Lender nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, any Issuing Lender’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed
.pdf or any other electronic means). The Administrative Agent, any Issuing Lender and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

132

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19    Keepwell. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Guaranty and the other Loan Documents to which it is a party in respect of Swap Obligations that would, in absence of the agreement in this Section 10.19, otherwise constitute Excluded Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s obligations and undertakings under this Section 10.19 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrower under this Section 10.19 shall remain in full force and effect until the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent obligations for which no claim has been made and (y) obligations and liabilities under Bank Products), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made). The Borrower intends this Section 10.19 to constitute, and this Section 10.19 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
10.20    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or any Issuing Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any Issuing Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an Affected Financial Institution; and

133

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.21    Release and Reinstatement of Collateral.
(a)    Notwithstanding anything to the contrary herein or in any other Loan Document (but subject to clause (b) below), if at any time after the Closing Date (including after a Collateral Trigger Event shall have previously occurred) there occurs a Collateral Release Event, all Collateral (other than Cash Collateral) shall, upon the occurrence of such Collateral Release Event, be automatically released from the Liens granted thereon in favor of the Administrative Agent pursuant to the Security Documents, without further action, and no Loan Party shall be required to comply with any of the covenants, terms or provisions of, or make any representation or warranty under, the Security Documents (other than any Security Documents solely in respect of Cash Collateral). In connection with the foregoing, the Administrative Agent shall, at the sole cost and expense of the Borrower, promptly take such actions as are reasonably requested by the Borrower to evidence such release. For the avoidance of doubt, all of the Collateral described in the Security Documents shall remain “Collateral,” as that term is defined herein, for purposes of the representations, warranties and covenants in the Loan Documents that remain operative while any Collateral Release Period is in effect.
(b)    Notwithstanding clause (a) above, if at any time during a Collateral Release Period a Collateral Trigger Event occurs, the Collateral Release Period shall automatically expire and all of the Liens granted under the Loan Documents to the Administrative Agent, for the benefit of the holders of the Obligations, on the Collateral described therein shall be automatically reinstated upon the occurrence of such Collateral Trigger Event. In connection with the foregoing, the Loan Parties shall promptly take such actions as are required under Sections 6.09 and 6.11 herein, under the Security Documents and as are otherwise reasonably requested by the Administrative Agent to provide the Administrative Agent, for the benefit of the holders of the Obligations, with valid, perfected, first priority Liens (subject only to Permitted Liens) on the Collateral described in, and to the extent required by, the Security Documents within forty-five (45) days of the occurrence of such Collateral Trigger Event (which forty-five (45) day period may be extended by the Administrative Agent in its sole discretion after consultation with the Borrower).
10.22    Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Existing Agreement, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the revolving credit facility and delayed draw term loan facility described in the Existing Agreement shall be amended, supplemented, modified and restated in their entirety by the credit facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Agreement shall be deemed to be loans and obligations outstanding under the credit facilities described

134

herein, without any further action by any Person, except that (a) the Borrower shall deliver to the Administrative Agent a Committed Loan Notice, detailing the conversion of the loans under the Existing Agreement and (b) the Administrative Agent shall make such transfers of funds or other reallocations as are necessary in order that the outstanding balance of the Loans hereunder reflect the respective Commitments of the Lenders hereunder. The parties hereto hereby (a) agree that, as of the Closing Date, the Commitments and Applicable Percentages of each of the Lenders shall be as set forth on Schedule 2.01, (b) consent to the transfer of funds or other reallocations as are necessary in order that the outstanding balance of the Loans hereunder reflect the respective Commitments of the Lenders hereunder
(c)    waive any costs or expenses it would otherwise have been entitled to under Section 3.05 of the Existing Agreement due to the conversion of the existing loans on the Closing Date and (d) waive any requirement for any other document or instrument, including any Assignment and Acceptance (as defined in the Existing Agreement) under the Existing Agreement or any Assignment and Assumption hereunder, necessary to give effect to the allocations set forth on Schedules 2.01 or such transfer of funds or other reallocation.
10.23    California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided that, at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court and (b) without limiting the generality of Section 10.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
10.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties

135

with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signature Pages ~~Follow~~Intentionally Omitted]

136